                                                                  Exhibit 4.12

================================================================================


                     AMERISOURCE RECEIVABLES MASTER TRUST
                        POOLING AND SERVICING AGREEMENT


                         dated as of December 13, 1994


                                     among


                     AMERISOURCE RECEIVABLES CORPORATION,
                                as transferor,


                           AMERISOURCE CORPORATION,
                           as the initial Servicer,


                                      and


                   MANUFACTURERS AND TRADERS TRUST COMPANY,
                                  as Trustee


================================================================================

                               TABLE OF CONTENTS


                                   ARTICLE I
                                  DEFINITIONS

SECTION 1.01  Definitions..................................................  1
                                  ARTICLE II
                    CONVEYANCE OF CERTAIN ASSETS; ISSUANCE
                                OF CERTIFICATES
SECTION 2.01  Creation of the Trust; Conveyance of Certain Assets..........  1
SECTION 2.02  Acceptance by Trustee........................................  3
SECTION 2.03  Representations and Warranties of ARC Relating to the Trust
              Assets.......................................................  3
SECTION 2.04  No Assumption of Obligations Relating to Receivables, Related
              Transferred Assets or Contracts..............................  5
SECTION 2.05  Conveyance of Receivables by the Trust.......................  5
                                  ARTICLE III
                         ADMINISTRATION AND SERVICING
                                OF RECEIVABLES
SECTION 3.01  Acceptance of Appointment and Other Matters Relating to the
              Servicer.....................................................  6
SECTION 3.02  Duties of the Servicer and ARC...............................  7
SECTION 3.03  Lockbox Accounts; Concentration Accounts..................... 10
SECTION 3.04  Servicing Compensation....................................... 12
SECTION 3.05  Records of the Servicer and Reports to be Prepared by the
              Servicer..................................................... 13
SECTION 3.06  Monthly Servicer's Certificate............................... 15
SECTION 3.07  Annual Servicing Report of Independent Public Accountants;
              Forms 10-Q and 10-K.......................................... 15
SECTION 3.08  Rights of the Trustee........................................ 16
SECTION 3.09  Ongoing Responsibilities of AmeriSource...................... 18
SECTION 3.10  Further Action Evidencing Transfers.......................... 19
                                  ARTICLE IV
                       RIGHTS OF CERTIFICATEHOLDERS AND
                   ALLOCATION AND APPLICATION OF COLLECTIONS
SECTION 4.01  Rights of Certificateholders................................. 20
SECTION 4.02  Establishment of Trust Accounts.............................. 20
SECTION 4.03  Daily Calculations and Funds Allocations..................... 23
SECTION 4.04  Investment of Funds in Trust Accounts........................ 34
SECTION 4.05  Attachment of Trust Accounts................................. 35

                                   ARTICLE V
                         DISTRIBUTIONS AND REPORTS TO
                              CERTIFICATEHOLDERS

SECTION 5.01  Distributions to Holders of Investor Certificates and
              Purchasers................................................... 35
SECTION 5.02  Distributions on the ARC Revolving Certificate and the
              Residual Certificate......................................... 39
SECTION 5.03  Information to Certificateholders............................ 39
SECTION 5.04  Notice of Early Liquidation at Seller Election............... 40
                                  ARTICLE VI
                               THE CERTIFICATES
SECTION 6.01  The Certificates............................................. 40
SECTION 6.02  Authentication of Certificates............................... 41
SECTION 6.03  Registration of Transfer and Exchange of Certificates........ 42
SECTION 6.04  Mutilated, Destroyed, Lost or Stolen Certificates............ 47
SECTION 6.05  Persons Deemed Owners........................................ 47
SECTION 6.06  Appointment of Paying Agent.................................. 47
SECTION 6.07  Access to List of Certificateholders' Names and Addresses.... 48
SECTION 6.08  Authenticating Agent......................................... 49
SECTION 6.09  Tax Treatment................................................ 50
SECTION 6.10  Issuance of Additional Series of Certificates and Sales
              of Purchased Interests....................................... 50
SECTION 6.11  Changes in Amount of Investor Revolving Certificates......... 55
SECTION 6.12  Book-Entry Certificates...................................... 56
SECTION 6.13  Notices to Clearing Agency................................... 58
SECTION 6.14  Definitive Certificates...................................... 58
SECTION 6.15  Letter of Representations.................................... 58
                                  ARTICLE VII
                                      ARC
SECTION 7.01  Representations and Warranties of ARC Relating to ARC and
              the Transaction Documents.................................... 59
SECTION 7.02  Covenants of ARC............................................. 62
SECTION 7.03  Indemnification by ARC....................................... 69
                                 ARTICLE VIII
                                 THE SERVICER
SECTION 8.01  Representations and Warranties of the Servicer............... 71
SECTION 8.02  Covenants of the Servicer.................................... 73

SECTION 8.03  Merger or Consolidation of, or Assumption of the
              Obligations of, the Servicer................................. 74
SECTION 8.04  Indemnification by the Servicer.............................. 74
SECTION 8.05  Servicer Liability........................................... 75
SECTION 8.06  Limitation on Liability of the Servicer and Others........... 75
                                  ARTICLE IX
                              LIQUIDATION EVENTS
SECTION 9.01  Liquidation Events........................................... 76
SECTION 9.02  Remedies..................................................... 79
SECTION 9.03  Additional Rights Upon the Occurrence of Certain Events...... 79
                                   ARTICLE X
                               SERVICER DEFAULTS
SECTION 10.01  Servicer Defaults........................................... 80
SECTION 10.02  Trustee to Act; Appointment of Successor.................... 82
SECTION 10.03  Notification of Servicer Default; Notification
               of Appointment of Successor Servicer........................ 84
                                  ARTICLE XI
                                  THE TRUSTEE
SECTION 11.01  Duties of Trustee........................................... 84
SECTION 11.02  Certain Matters Affecting the Trustee....................... 87
SECTION 11.03  Limitation on Liability of Trustee.......................... 89
SECTION 11.04  Trustee May Deal with Other Parties......................... 90
SECTION 11.05  Servicer To Pay Trustee's Fees and Expenses................. 90
SECTION 11.06  Eligibility Requirements for Trustee........................ 91
SECTION 11.07  Resignation or Removal of Trustee........................... 91
SECTION 11.08  Successor Trustee........................................... 92
SECTION 11.09  Merger or Consolidation of Trustee.......................... 92
SECTION 11.10  Appointment of Co-Trustee or Separate Trustee............... 93
SECTION 11.11  Tax Returns................................................. 94
SECTION 11.12  Trustee May Enforce Claims Without Possession of
               Certificates................................................ 94
SECTION 11.13  Suits for Enforcement....................................... 94
SECTION 11.14  Rights of Investor Certificateholders To Direct Trustee..... 95
SECTION 11.15  Representations and Warranties of Trustee................... 95
SECTION 11.16  Maintenance of Office or Agency............................. 96

                                  ARTICLE XII
                                  TERMINATION

SECTION 12.01  Termination of Trust........................................ 96
SECTION 12.02  Final Distribution.......................................... 97
SECTION 12.03  Rights Upon Termination of the Trust........................ 98
                                 ARTICLE XIII
                           MISCELLANEOUS PROVISIONS
SECTION 13.01  Amendment, Waiver, Etc...................................... 99
SECTION 13.02  Actions by Certificateholders.............................. 101
SECTION 13.03  Limitation on Rights of Certificateholders................. 102
SECTION 13.04  Limitation on Rights of Purchasers......................... 103
SECTION 13.05  Governing Law.............................................. 103
SECTION 13.06  Notices.................................................... 104
SECTION 13.07  Severability of Provisions................................. 104
SECTION 13.08  Certificates Nonassessable and Fully Paid.................. 104
SECTION 13.09  Further Assurances......................................... 105
SECTION 13.10  Nonpetition Covenant....................................... 105
SECTION 13.11  No Waiver; Cumulative Remedies............................. 105
SECTION 13.12  Counterparts............................................... 105
SECTION 13.13  Third-Party Beneficiaries.................................. 105
SECTION 13.14  Integration................................................ 106
SECTION 13.15  Binding Effect; Assignability; Survival of Provisions...... 106
SECTION 13.16  Recourse to ARC............................................ 106
SECTION 13.17  Recourse to Trust Assets................................... 106
SECTION 13.18  Submission to Jurisdiction................................. 106
SECTION 13.19  Waiver of Jury Trial....................................... 107
SECTION 13.20  Certain Partial Releases................................... 107
SECTION 13.21  Confidentiality............................................ 108
                                   EXHIBITS
EXHIBIT A      Form of Lockbox Account Letter Agreement
EXHIBIT B      Form of Concentration Account Letter Agreement
EXHIBIT C-1    Form of Daily Report (Pre-Liquidation
EXHIBIT C-2    Form of Daily Report (Liquidation)
EXHIBIT D-1    Form of Settlement Statement (Pre-Liquidation)
EXHIBIT D-2    Form of Settlement Statement (Liquidation)
EXHIBIT E      Form of Monthly Servicer's Certificate
EXHIBIT F      Form of Monthly Report to Certificateholders

EXHIBIT G      Form of ARC Revolving Certificate
EXHIBIT H      Form of Residual Certificate
EXHIBIT I      Form of Owner Regulation S Certification
EXHIBIT J      Form of Transferee Regulation S Certification
EXHIBIT K      Form of Depositary Regulation S Certification
EXHIBIT L      Form of Transfer to Regulation S Certification
EXHIBIT M      Form of Placement Agent Exchange Instructions
EXHIBIT N      Form of Restrictive Legends
EXHIBIT O-1    Form of Phase I Intercreditor Agreement
EXHIBIT O-2    Form of Phase II Intercreditor Agreement

                                   SCHEDULES
SCHEDULE 1     Offices of the Transferor, the Servicer and the Seller Where
               Records are Maintained
SCHEDULE 2     Account Banks

                                   APPENDIX
APPENDIX A     Definitions

     This POOLING AND SERVICING AGREEMENT, dated as of December 13, 1994 (this "Agreement"), is made among AMERISOURCE RECEIVABLES CORPORATION, a Delaware corporation ("ARC"), as transferor, AMERISOURCE CORPORATION, a Delaware corporation ("AmeriSource"), as initial Servicer, and Manufacturers and Traders Trust Company, a New York banking corporation, as Trustee.

     In consideration of the mutual agreements herein, each party agrees as follows for the benefit of the other parties and the Certificateholders to the extent provided herein:


                                   ARTICLE I
                                  DEFINITIONS


     SECTION 1.01 Definitions. Whenever used in this Agreement, capitalized
                  -----------
terms, unless otherwise defined herein, have the meanings that Appendix A
                                                               ----------
assigns to them, and this Agreement shall be interpreted in accordance with the conventions set forth in Parts B, C and D of Appendix A.
                         -------  -     -    ----------


                                  ARTICLE II
                    CONVEYANCE OF CERTAIN ASSETS; ISSUANCE
                                OF CERTIFICATES


     SECTION 2.01 Creation of the Trust; Conveyance of Certain Assets. (a) By
                  ---------------------------------------------------
execution and delivery of this Agreement, ARC does hereby transfer, assign, set over and otherwise convey to the Trust, for the benefit of the Certificateholders, all its right, title and interest in, to and under, without recourse except as expressly provided otherwise herein, (i) each Receivable and any Notes Receivable that is or have been transferred by the Seller to ARC, pursuant to the Purchase Agreement or the Subscription Agreement, from and including the date on which the first Purchases occur under the Purchase Agreement to but excluding the Purchase Termination Date, (ii) all Related Assets, (iii) the Seller Transaction Documents (excluding the Subscription Agreement) (all of ARC's right, title and interest in, to and under such Seller Transaction Documents and the Related Assets being called the "Related Transferred Assets"), (iv) all funds from time to time on deposit in each of the Trust Accounts and all funds from time to time on deposit in each of the Bank Accounts representing Collections on, or other proceeds of, the foregoing and, in each case, all certificates and instruments, if any, from time to time evidencing such funds, all investments made with such funds, all claims thereunder or in connection therewith and all interest, dividends, monies, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing, (v) funds in an amount, if positive, equal to, as of the First Issuance Date, (A) the

Investor Initial Invested Amount minus (B) the Base Amount (which funds the Trustee is directed to deposit into the Equalization Account on the date hereof), and (vi) all moneys due or to become due and all amounts received or receivable with respect to any of the foregoing and all proceeds of the foregoing. Such property shall constitute the assets of the Trust (collectively, the "Trust Assets"). The foregoing transfer, assignment, setover and conveyance to the Trust shall be made to the Trustee, on behalf of the Trust, and each reference in this Agreement to such transfer, assignment, setover and conveyance shall be construed accordingly.

     (b) In connection with the transfer described in subsection (a), ARC and
                                                      --------------
the Servicer have recorded and filed or caused to be recorded and filed, in connection with the First Issuance Date, as an expense of the Servicer paid out of the Servicing Fee, financing statements (and continuation statements with respect to such financing statements when applicable) with respect to the Trust Assets (whether now existing or hereafter created) meeting the requirements of applicable state law in such manner and in such jurisdictions as the Servicer reasonably determined were necessary or desirable to perfect, and maintain perfection of, the transfer and assignment of the Trust Assets to the Trust. The Trustee shall be under no obligation whatsoever to file such financing statements, or continuation statements to such financing statements, or to make any other filing under the UCC in connection with such transfer. In connection with the transfer described in subsection (a), ARC and the Servicer further
                               --------------
agree to deliver to the Trustee each Trust Asset (including any original documents or instruments included in the Trust Assets as are necessary to effect such transfer) in which the transfer of an interest is perfected under the UCC or otherwise by possession. ARC or the Servicer shall deliver each such Trust Asset to the Trustee, as an expense of the Servicer paid out of the Servicing Fee, immediately upon the transfer of any such Trust Asset to the Trustee pursuant to subsection (a).
            --------------

     (c) In connection with the transfer described above in subsection (a), the
                                                            --------------
Servicer shall, on behalf of ARC, as an expense of the Servicer paid out of the Servicing Fee, on or prior to the Closing Date, mark the master data processing records evidencing the Receivables with the following legend:

          "THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN SOLD TO AMERISOURCE RECEIVABLES CORPORATION PURSUANT TO A RECEIVABLES PURCHASE AGREEMENT, DATED AS OF DECEMBER 13, 1994, AMONG AMERISOURCE CORPORATION, AS SELLER, AND AMERISOURCE RECEIVABLES CORPORATION, AS PURCHASER; AND SUCH RECEIVABLES HAVE BEEN TRANSFERRED TO THE AMERISOURCE RECEIVABLES MASTER TRUST PURSUANT TO A POOLING AND SERVICING AGREEMENT, DATED AS OF DECEMBER 13, 1994, AMONG AMERISOURCE RECEIVABLES CORPORATION, AS TRANSFEROR, AMERISOURCE CORPORATION, AS THE

          INITIAL SERVICER, AND MANUFACTURERS AND TRADERS TRUST COMPANY, AS TRUSTEE."

     (d) Upon the request of ARC, the Trustee will cause Certificates in authorized denominations evidencing the entire interest in the Trust to be duly authenticated and delivered to or upon the order of ARC pursuant to Section
                                                                    -------
6.02.
- - - ----

     SECTION 2.02 Acceptance by Trustee. The Trustee hereby acknowledges its
                  ---------------------
acceptance on behalf of the Trust of all right, title and interest to the property, now existing and hereafter created, conveyed to the Trust pursuant to
Section 2.01(a) and declares that it shall maintain such right, title and
- - - ---------------
interest, upon the trust herein set forth, for the benefit of all Certificateholders, on the terms and subject to the conditions hereinafter set forth.

     SECTION 2.03 Representations and Warranties of ARC Relating to the Trust
                  -----------------------------------------------------------
Assets.
- - - ------

     (a) Representations and Warranties. At the time that any Receivable or
         ------------------------------
Related Asset is sold or transferred by ARC to the Trust, ARC hereby represents and warrants that:

          (i) Valid Transfer. Each transfer made by ARC pursuant to this
              --------------
     Agreement constitutes a valid transfer and assignment of all of its right, title and interest in, to and under the Receivables and the Related Transferred Assets to the Trust that is perfected and of first priority under the UCC and otherwise, enforceable against creditors of, and purchasers from, ARC and the Seller and free and clear of any Adverse Claim (other than any Permitted Adverse Claim and any Adverse Claim arising solely as a result of any action taken by the Trustee under this Agreement).

          (ii) Quality of Title. (A) Immediately before each transfer to be
               ----------------
     made by ARC hereunder, each Receivable and Related Transferred Asset that was then to be transferred to the Trust hereunder was owned by ARC free and clear of any Adverse Claim (other than any Permitted Adverse Claim and any Adverse Claim arising solely as a result of any action taken by the Trustee under this Agreement); and, in connection with the First Issuance Date, ARC and the Servicer made, or caused to be made, all filings and took all other action under applicable law in each relevant jurisdiction in order to protect and perfect the Trust's interest in such Receivables, such Related Transferred Assets and the funds in the Trust Accounts against all creditors of, and purchasers from, ARC and the Seller.

          (B) Each transfer of Receivables and Related Transferred Assets by ARC to the Trust pursuant to this Agreement constitutes a valid transfer and assignment to the Trust of all right, title and interest of ARC in the Receivables and the Related Transferred Assets, free and clear of any Adverse Claim (other than any Permitted Adverse Claim and any Adverse Claim arising solely as the result of any action taken by the Trustee under this Agreement), and constitutes either an absolute transfer of such property to the Trust or a grant of a first priority perfected security interest in such property to the Trust. Whenever the Trust accepts a transfer of a Receivable or a Related Transferred Asset hereunder, it shall have acquired a valid and perfected first priority interest in such Receivable or Related Transferred Asset free and clear of any Adverse Claim (other than any Permitted Adverse Claim and any Adverse Claim arising solely as a result of any action taken by the Trustee under this Agreement).

          (C) No effective financing statement or other instrument similar in effect that covers all or part of any Receivable, any Related Transferred Asset, any other Trust Asset or any interest in any thereof is on file in any recording office except financing statements as to which termination statements or releases are filed on the Closing Date or the day after the Closing Date and except such as may be filed (1) in favor of the Seller in accordance with the Contracts, (2) in favor of ARC pursuant to the Purchase Agreement or the Subscription Agreement, and (3) in favor of the Trustee, for the benefit of the Certificateholders, in accordance with this Agreement or otherwise filed by or at the direction of the Trustee. No effective financing statement or instrument similar in effect relating to perfection that covers any inventory of the Seller that might give rise to Receivables is on file in any recording office except for (so long as the Intercreditor Agreement is in effect) financing statements or instruments in favor of the Seller Agent.

          (D) No acquisition of any Receivable or Related Transferred Asset by ARC or the Trust constitutes a fraudulent transfer or fraudulent conveyance under the United States Bankruptcy Code or applicable state bankruptcy or insolvency laws or is otherwise void or voidable or subject to subordination under similar laws or principles or for any other reason.

          (E) The transfer of the Receivables and Related Transferred Assets by the Seller to ARC constitutes a true and valid assignment and transfer for consideration of such Receivables and Related Transferred Assets under applicable state law (and not merely a pledge of such Receivables and Related Transferred Assets for security purposes), enforceable against the creditors of the Seller, and any Receivables and Related Transferred Assets so transferred do not constitute property of the Seller.

          (iii) Governmental Approvals. With respect to each Receivable and
                ----------------------
     Related Transferred Asset, all consents, licenses, approvals or authorizations of, or notices to or registrations, declarations or filings with, any Governmental Authority required to be obtained, effected or made by the Seller, the Servicer or ARC in connection with the conveyance of the Receivable and Related Transferred Asset by the Seller to ARC, or by ARC to the Trust, have been duly obtained, effected or given and are in full force and effect, except, in respect of enforceability against a Federal Obligor, for any consents or filings referred to in 31 U.S.C. (S)(S) 3727(b) and (c) (the "Assignment of Claims Act") and any consents required by states with respect to any

     Receivables arising from State and Local Obligors so long as such Receivables are not reported as Eligible Receivables.

          (iv) Eligible Receivables. (A) On the date on which the Seller
               --------------------
     transfers a Receivable to ARC, and ARC transfers such Receivable to the Trust, unless otherwise identified by the Servicer in the Daily Report for such date, such Receivable is an Eligible Receivable, and (B) on the date of each Daily Report or Settlement Statement that identifies a Receivable as an Eligible Receivable, such Receivable is an Eligible Receivable.

     (b) Notice of Breach. The representations and warranties set forth in
         ----------------
subsection (a) shall survive the transfer and assignment of the Receivables and
           ---
the Related Transferred Assets to the Trust. Upon discovery by ARC, the Servicer or the Trustee of a breach of any of the representations and warranties set forth in this subsection (a), the party discovering the breach shall give
              --------------
written notice to the other parties to this Agreement within four Business Days following the discovery. The Trustee's obligations in respect of discovering any breach are limited as provided in Section 11.02(g).
                                  ----------------

     SECTION 2.04 No Assumption of Obligations Relating to Receivables, Related
                  -------------------------------------------------------------
Transferred Assets or Contracts. The transfer, assignment, setover and
- - - -------------------------------
conveyance described in Section 2.01 does not constitute and is not intended to
                        ------------
result in a creation or an assumption by the Trust, the Trustee or any Investor Certificateholder of any obligation of the Servicer, ARC, the Seller or any other Person in connection with the Receivables or the Related Transferred Assets or under the related Contracts or any other agreement or instrument relating thereto, including any obligation to any Obligors. None of the Trustee, the Trust or any Investor Certificateholder shall have any obligation or liability to any Obligor or other customer or client of the Seller (including any obligation to perform any of the obligations of the Seller to any Obligor under any such Receivables, related Contracts or any other related purchase orders or other agreements or otherwise). No such obligation or liability is intended to be assumed by the Trustee, the Trust or any Investor Certificateholder hereunder, and any such assumption is hereby expressly disclaimed.

     SECTION 2.05 Conveyance of Receivables by the Trust. Pursuant to the
                  --------------------------------------
terms of a PI Agreement, the Trustee, on behalf of the Trust, from time to time may sell, transfer, assign, set over and otherwise convey Purchased Interests to a Purchaser or the Purchaser Agent for the account of a Purchaser; and the Trustee, on behalf of the Trust, is authorized and directed (subject to the applicable terms of Section 6.10), upon the written request of the Seller, to
                    ------------
enter into one or more PI Agreements in the form annexed to each such written request. Pursuant to a PI Agreement, Collections allocated to Purchased Interests may be reinvested and such Purchased Interests may be recomputed, each from time to time as provided therein. Each Purchased Interest shall be equally and ratably entitled as provided herein to the benefits of this Agreement without preference, priority or distinction, all in accordance with the terms and provisions of this Agreement except as otherwise expressly provided herein.


                                  ARTICLE III
                         ADMINISTRATION AND SERVICING
                                OF RECEIVABLES


     SECTION 3.01 Acceptance of Appointment and Other Matters Relating to the
                  -----------------------------------------------------------
Servicer.
- - - --------

     (a) Designation of Servicer. The servicing, administering and collection
         -----------------------
of the Receivables and the Related Transferred Assets shall be conducted by the Person designated as Servicer hereunder from time to time in accordance with this section. Until the Trustee gives a Termination Notice to AmeriSource pursuant to Section 10.01, AmeriSource is hereby designated as, and AmeriSource
            -------------
hereby agrees to act as, the Servicer under this Agreement and the other Transaction Documents with respect to the Receivables and the Related Transferred Assets, and the Certificateholders and the Purchasers by their acceptance of the Certificates and Purchased Interests consent to AmeriSource acting as the Servicer.

     (b) Delegation of Certain Servicing Activities. In the ordinary course of
         ------------------------------------------
business, the Servicer may at any time delegate its duties hereunder with respect to the Receivables and the Related Transferred Assets to any Person. Each Person to whom any such duties are delegated in accordance with this subsection is herein called a "Sub-Servicer". Notwithstanding any such delegation by the Servicer (including any such delegation by the Servicer to a Seller), the Servicer shall remain liable for the performance of all duties and obligations of the Servicer pursuant to the terms of this Agreement and the other Transaction Documents and such delegation shall not relieve the Servicer of its liability and responsibility with respect to its duties. The fees and expenses of any Sub-Servicers shall be as agreed between the Servicer and the Sub-Servicers from time to time and none of the Trust, the Trustee or the Certificateholders shall have any responsibility therefor. Upon any termination of a Servicer pursuant to Section 10.01, all Sub-Servicers designated pursuant
                          -------------
to this subsection by such Servicer shall automatically also be terminated.

     (c) Termination. The designation of the Servicer (and each Sub-Servicer)
         -----------
under this Agreement (and, in the case of any Sub-Servicer, under the agreement or other document in which the Servicer makes a delegation of servicing duties to the Sub-Servicer) shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.01.
                      -------------

     (d) Resignation of the Servicer. The Servicer shall not resign from the
         ---------------------------
obligations and duties hereby imposed on it except upon its determination that
(i) the performance of its duties is no longer permissible under applicable law and (ii) there is no reasonable action that it could take to make the performance of its duties permissible under applicable law. If the Servicer makes a determination that it must resign for the reasons stated above, it shall, prior to the tendering of its resignation, deliver to the Trustee an Opinion of Counsel for the Servicer, in form and substance reasonably satisfactory to the Trustee, confirming the satisfaction of the conditions set forth in clause (i) of the preceding sentence. No resignation by
                        ----------
the Servicer shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 10.02. If the Servicer has tendered its resignation and
                -------------
no Successor Servicer has been appointed, the Trustee may appoint, or may petition a court of competent jurisdiction to appoint, a Successor Servicer hereunder. The Trustee shall give prompt notice to the Applicable Rating Agencies of the appointment of any Successor Servicer.

     SECTION 3.02 Duties of the Servicer and ARC.
                  ------------------------------

     (a) Duties of the Servicer in General. The Servicer shall service and
         ---------------------------------
administer the Receivables and the Related Transferred Assets and, subject to the terms and provisions of this Agreement, shall have full power and authority, acting alone or through any of its Sub-Servicers, to do any and all things in connection with such servicing and administration that it may deem necessary or appropriate. The Trustee shall execute and deliver to the Servicer any powers of attorney or other instruments or documents that are prepared by the Servicer and stated in an Officer's Certificate to be, and shall furnish the Servicer with any documents in its possession, necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties. The Servicer shall exercise the same care and apply the same policies with respect to the collection, administration and servicing of the Receivables and the Related Transferred Assets that it would exercise and apply if it owned such Receivables and the Related Transferred Assets, all in substantial compliance with applicable law and in accordance with the Credit and Collection Policy.

     The Servicer shall take or cause to be taken all such actions as it deems necessary or appropriate to collect each Receivable and Related Transferred Asset (and shall cause each of its Sub-Servicers (if any) to take or cause to be taken all such actions as the Servicer deems necessary or appropriate to collect each Receivable and Related Transferred Asset for which a Sub-Servicer is responsible in its capacity as Sub-Servicer) from time to time, all in accordance with applicable law and the Credit and Collection Policy.

     Without limiting the generality of the foregoing and subject to the next preceding paragraph and Section 10.01, the Servicer or its designee is hereby
                        -------------
authorized and empowered, unless such power and authority is revoked by the Trustee on account of the occurrence of a Servicer Default, (i) to instruct the Trustee to make withdrawals and payments from the Trust Accounts as set forth in this Agreement, (ii) to execute and deliver, on behalf of the Trust for the benefit of the Certificateholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and the Related Transferred Assets,

(iii) to make any filings, reports, notices, applications and registrations with, and to seek any consents or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or appropriate to comply with any federal or state securities laws or reporting requirements or other laws or regulations, and (iv) after the delinquency of any Receivable or any default in connection with a Related Transferred Asset and to the extent permitted under and in compliance with the Credit and Collection Policy and with all applicable laws, rules, regulations, judgments, orders and decrees of courts and other governmental authorities (whether federal, state, local or foreign) and all other tribunals, to commence or settle collection proceedings with respect to such Receivable and otherwise to enforce the rights and interests of the Trust and the Certificateholders in, to and under such Receivable or Related Transferred Asset (as applicable). The Trustee shall promptly comply with the instructions of the Servicer to withdraw funds and make payments from the Trust Accounts pursuant to the terms of this Agreement.

     (b) Identification and Transfer of Collections. The Servicer shall cause
         ------------------------------------------
Collections and all other Trust Assets that consist of cash or cash equivalents to be deposited into the Bank Accounts and the Trust Accounts pursuant to the terms and provisions of Section 3.03 and Article IV. Following notification
                        ------------     ----------
from the Seller to the Servicer or discovery by the Servicer that collections of any receivable or other asset that is not a Collection of a Receivable or a Related Transferred Asset have been deposited into a Bank Account or the Master Collection Account, the Servicer shall cause all such collections to be segregated, apart and in different accounts, from the Bank Accounts and the Trust Accounts. The Servicer and, to the extent applicable, the Trustee shall hold all such funds in trust, separate and apart from such Person's other funds. On each Business Day, after such misapplied collections have been reasonably identified by the Servicer to the Trustee, the Servicer shall instruct the Trustee to, and the Trustee shall, turn over to the appropriate Lockbox Bank, Seller or other applicable AmeriSource Person (or their designees) all such misapplied collections less all reasonable and appropriate out-of-pocket costs and expenses, if any, incurred by the Servicer in collecting such receivables.

     All payments made by an Obligor that is obligated to make payments with respect to both Transferred Receivables and other Receivables shall be applied against the specified Receivables, if any, that are designated by such Obligor by reference to the applicable invoice as the Receivables with respect to which such payments should be applied. In the absence of such designation, such payments shall be applied against the oldest outstanding Receivables owed by such Obligor.

     Following notification from a Lockbox Bank that any item has been returned or is uncollected and that such Lockbox Bank has not been otherwise reimbursed pursuant to the terms of the applicable Lockbox Agreement for any amounts it credited to the relevant Lockbox Account (and then transferred to the Master Collection Account), the Servicer shall instruct the Trustee to, and the Trustee shall, turn over to such Lockbox Bank Collections in such amount from Collections on deposit in the Master Collection Account.

     (c) Modification of Receivables, Etc. So long as no Servicer Default
         ---------------------------------
shall have occurred and be continuing, the Servicer may adjust, and may permit each Sub-Servicer appointed by it to adjust, in accordance with Section 3.02(a)
                                                                ---------------
and the Credit and Collection Policy, the outstanding unpaid balance of any Receivable, or otherwise modify the terms of any Receivable or amend, modify or waive any term or condition of any Contract related thereto, all as it may determine to be appropriate to maximize collection thereof. The Servicer shall, or shall cause the applicable Sub-Servicer to, write off Receivables from time to time in accordance with the terms of this Agreement (including Section
                                                                  -------
7.02(g)) and the Credit and Collection Policy.
- - - -------

     (d) Documents and Records. At any time when AmeriSource shall not be the
         ---------------------
Servicer, ARC, to the extent that it is entitled to do so under the Purchase Agreement, shall, upon the request of the then-acting Servicer, cause the Seller to deliver to the Servicer, and the Servicer shall hold in trust for ARC and the Trustee in accordance with their respective interests, all Records that evidence or relate to the Receivables and Related Transferred Assets of the Seller.

     (e) Certain Duties to the Seller. The Servicer, if other than
         ----------------------------
AmeriSource, shall, as soon as practicable after a demand by the Seller, deliver to the Seller all documents, instruments and records in its possession that evidence or relate to accounts receivable of the Seller or other AmeriSource Persons that are not Receivables or Related Transferred Assets, and copies of all documents, instruments and records in its possession that evidence or relate to Receivables and Related Transferred Assets.

     (f) Identification of Eligible Receivables. The initial Servicer will (i)
         --------------------------------------
establish and maintain such procedures as are necessary for determining no less frequently than each Business Day whether each Receivable qualifies as an Eligible Receivable, and for identifying, on any Business Day, all Receivables that are not Eligible Receivables, and (ii) include in each Daily Report information that shows whether, and to what extent, the Receivables described in such Daily Report are Eligible Receivables.

     (g) Authorization to Act as ARC's Agent. Without limiting the generality
         -----------------------------------
of subsection (a), ARC hereby appoints the Servicer as its agent for the
   --------------
following purposes: (i) specifying accounts to which payments are to be made to ARC, (ii) making transfers among, and deposits to and withdrawals from, all deposit accounts of ARC for the purposes described in the Transaction Documents, and (iii) arranging payment by ARC of all fees, expenses and other amounts payable by ARC pursuant to the Transaction Documents. ARC irrevocably agrees that (A) it shall be bound by all actions taken by the Servicer pursuant to the preceding sentence, and (B) the Trustee and the banks holding all deposit accounts of

ARC are entitled to accept submissions, determinations, selections, specifications, transfers, deposits and withdrawal requests, and payments from the Servicer on behalf of ARC.

     (h) Grant of Power of Attorney. ARC and the Trustee hereby each grant to
         --------------------------
the Servicer a power of attorney, with full power of substitution, to take in the name of ARC and the Trustee all steps that are necessary or appropriate to endorse, negotiate, deposit or otherwise realize on any writing of any kind held or transmitted by ARC or transmitted or received by the Trustee (whether or not from ARC) in connection with any Receivable or Related Transferred Asset. The power of attorney that ARC and the Trustee have granted to the Servicer may be revoked by the Trustee, and shall be revoked by ARC, on the date on which the Trustee shall be entitled to exercise the powers granted to the Trustee pursuant to Section 3.08(b). In exercising its power granted hereby, the Servicer shall
   ---------------
take directions from the Trustee, if any, arising out of the exercise of the rights granted under Section 11.14.
                     -------------

     (i) Turnover of Collections. If the Servicer, ARC or any of their
         -----------------------
respective agents or representatives shall at any time receive any cash, checks or other instruments constituting Collections (including any payments received by ARC on account of any Seller Noncomplying Receivables Adjustment or Seller Dilution Adjustment), such recipient shall segregate such payments and hold such payments in trust for, and in a manner acceptable to, the Trustee and shall, promptly upon receipt (and in any event within two Business Days following receipt), remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to a Bank Account or the Master Collection Account; provided, however, that post-dated checks received by the Servicer in the ordinary course of business and not aggregating at any one time in the possession of the Servicer more than $50,000 may be held by the Servicer for deposit on the date appearing on each such check. In the event that the aggregate principal amount of post-dated checks held by the Servicer in this manner at any one time exceeds $50,000, the Servicer shall promptly make arrangements for such checks to be transferred to and held by the Trustee or a co-trustee or separate trustee appointed pursuant to Section 11.10.
                                                     -------------

     SECTION 3.03 Lockbox Accounts; Concentration Accounts. (a) Each Lockbox
                  ----------------------------------------
Account shall be subject to a Lockbox Agreement substantially in the form of Exhibit A. Unless instructed otherwise by the Servicer (or, after the
- - - ---------
occurrence and continuance of a Liquidation Event, the Trustee), each Lockbox Bank shall be instructed by the Servicer to remit, on a daily basis (but subject to the Lockbox Bank's customary funds availability schedule), all amounts deposited in the Lockbox Accounts maintained with it to a Concentration Account or the Master Collection Account. Any Concentration Account shall be maintained in the name of the Trustee on behalf of the Trust pursuant to a Concentration Account Agreement substantially in the form of Exhibit B. Except as expressly
                                               ---------
provided in this Agreement and the applicable Account Agreements, none of the Seller, ARC, the Servicer, or any Person claiming by, through or under the Seller, ARC or the Servicer shall have any control over the use of, or any right to withdraw any item or amount from, any

Lockbox Account or Concentration Account. The Servicer and the Trustee are each hereby irrevocably authorized and empowered, as ARC's attorney-in-fact, to endorse any item deposited in a lockbox or presented for deposit in any Lockbox Account or Concentration Account requiring the endorsement of ARC, which authorization is coupled with an interest and is irrevocable. Each Lockbox Account shall be maintained with a Lockbox Bank that has a short-term debt rating of at least A-1 or its equivalent by the Applicable Rating Agency or shall be a segregated trust account at a national bank with a long-term debt rating of at least BBB by S&P or otherwise approved by the Applicable Rating Agency.

     (b) The Servicer shall instruct (or shall cause the Seller to instruct) all Obligors to make all payments due to ARC or the Seller relating to or constituting Collections (or any proceeds thereof) (i) to lockboxes maintained at the Lockbox Banks for deposit in a Lockbox Account or a Concentration Account or (ii) directly to a Lockbox Account. If ARC or the Seller receives any Collections or any other payment of proceeds of any other Related Transferred Asset, the Servicer shall cause such recipient to (x) segregate such payment and hold it in trust for the benefit of the Trustee and the Certificateholders, and
(y) as soon as practicable, but no later than the second Business Day following receipt of such item by such Person, deposit such payment in a Bank Account or the Master Collection Account. The Servicer shall, and shall cause ARC and the Seller to, use reasonable efforts to prevent the deposit of any amounts other than Collections in any Lockbox Account or Concentration Account. In the event that the Servicer is notified by the Seller that any amount other than Collections has been deposited in any Lockbox Account or Concentration Account, the Servicer shall promptly instruct the appropriate Account Bank and the Trustee to segregate such amount, and shall direct such Account Bank or the Trustee (as appropriate) to turn over such amounts to the Seller or other AmeriSource Person (or their designees) to whom such amounts are owed.

     (c)(i) The Servicer may, from time to time after the Closing Date, designate a new account as a Lockbox Account or a Concentration Account, and such account shall become a Lockbox Account or Concentration Account (and the bank at which such account is maintained shall become a Lockbox Bank or a Concentration Account Bank for purposes of this Agreement); provided, however, that the Trustee shall have received not less than 15 Business Days' prior written notice of the account and/or the bank that are proposed to be added as a Bank Account or an Account Bank (as applicable) and, not less than ten Business Days prior to the effective date of any such proposed addition, the Trustee shall have received (x) counterparts of a Lockbox Agreement or a Concentration Account Agreement, as applicable, with each new Account Bank, duly executed by such new Account Bank and all other parties thereto and (y) copies of all other agreements and documents signed by the new Account Bank or such other parties with respect to any new Lockbox Account or Concentration Account, as applicable.

     (ii) The Servicer may, from time to time after the Closing Date, terminate an account as a Lockbox Account or a Concentration Account or a bank as an Account Bank; provided, however, that (x) no such termination shall occur unless the Trustee shall have received not less than ten Business Days' prior written notice of the account and/or the bank that are proposed to be terminated as a Bank Account or an Account Bank (as applicable) and, not less than ten Business Days prior to the effective date of any such proposed termination, the Trustee shall have received counterparts of an agreement, duly executed by the applicable Account Bank and reasonably satisfactory in form and substance to the Trustee, pursuant to which such Account Bank agrees that, if it receives any funds or items that constitute Collections on or after the effective date of the termination of the applicable Bank Account or the effective date of its termination as an Account Bank (as the case may be), such Account Bank or former Account Bank (as applicable) shall cause such funds and items to be delivered in the form received to another lockbox or transferred to another Lockbox Account, Concentration Account or the Master Collection Account promptly after such Account Bank or former Account Bank (as applicable) discovers that it has received any such funds or items, and
(y) notwithstanding clause (x), ARC and the Servicer may at any time establish
                    ----------
alternative collection procedures that do not require the use of Lockbox Accounts with the consent of each Purchaser Agent and any Enhancement Provider and upon satisfaction of the Rating Agency Condition.

     (d) The Servicer shall instruct each Concentration Account Bank (if any), to transfer on a daily basis in same day funds to the Master Collection Account all collected funds on deposit in the Concentration Account maintained with such Concentration Account Bank. All such transfers shall be made in accordance with the relevant Concentration Account Agreement.

     SECTION 3.04 Servicing Compensation. ARC hereby agrees to pay to the
                  ----------------------
Servicer, as full compensation for servicing activities performed under the Transaction Documents, a servicing fee (the "Servicing Fee") in respect of each Calculation Period (or portion thereof) prior to the termination of the Trust pursuant to Section 12.01, payable in arrears on each Settlement Date. The
            -------------
Servicing Fee shall be paid out of funds in the Master Collection Account as more fully described in Article IV, and shall be payable to the Servicer solely
                        ----------
to the extent amounts are available for payment pursuant to Article IV. In no
                                                            ----------
event shall the Trust, the Trustee or the Certificateholders be liable for payment of the Servicing Fee.

     At any time when AmeriSource or any of its Affiliates is the Servicer, the Servicing Fee for any Calculation Period shall be equal to one-twelfth of the product of (a) 2%, multiplied by (b) the aggregate Unpaid Balance of the Receivables as measured on the first Business Day of the most recently ended Calculation Period. If AmeriSource ceases to be the Servicer, the Servicing Fee for a Successor Servicer that is not an Affiliate of AmeriSource shall be an amount equal to the greater of (i) the amount calculated pursuant to the preceding sentence and (ii) an alternative amount specified by such Servicer not exceeding the sum of (x) 110% of the aggregate reasonable costs and expenses incurred by such Servicer during such Calculation Period in connection with the performance of its obligations under this Agreement and the other Transaction Documents, and (y) the other costs and expenses that are to be paid out of the Servicing Fee, as described in the next sentence; provided, however, that the amount provided for in clause (x)
                                                                      ----------
shall not exceed one-twelfth of 2.5% of the aggregate Unpaid Balance of the Receivables as measured on the last Business Day of the most recently ended Calculation Period. The fees, costs and expenses of the Trustee, the Paying Agent, any authenticating agent, the Lockbox Banks, the Concentration Account Banks and the Transfer Agent and Registrar, and certain other costs and expenses payable from the Servicing Fee pursuant to other provisions of this Agreement, and all other fees and expenses that are not expressly stated in this Agreement, any Series Supplement or any PI Agreement to be payable by the Trust or ARC, other than Federal, ]state, local and foreign income and franchise taxes, if any, or any interest or penalties with respect thereto, of the Trust, shall be paid out of the Servicing Fee and shall be paid by the Servicer from the funds that constitute the Servicing Fee. The Servicing Fee shall be paid to the Servicer solely to the extent that funds are available to make such payment pursuant to Sections 4.03(g) or (h) (as the case may be), and there shall be no
            ----------------    ---
recourse to ARC for all or any part of the Servicing Fee that is payable from time to time if such funds are at any time insufficient to pay the Servicing Fee.

     SECTION 3.05 Records of the Servicer and Reports to be Prepared by the
                  ---------------------------------------------------------
Servicer.
- - - --------

     (a) Keeping of Records and Books of Account. The Servicer shall maintain
         ---------------------------------------
at all times accurate and complete books, records and accounts relating to the Receivables, Related Transferred Assets and Contracts of each Seller and all Collections thereon in which timely entries shall be made.

     The Servicer shall maintain and implement administrative and operating procedures (including an ability to generate duplicates of Records evidencing Receivables and the Related Transferred Assets in the event of the destruction of the originals thereof), and shall keep and maintain all documents, books, records and other information that the Servicer deems reasonably necessary, consistent with Section 3.02(a), for the collection of all Receivables and
                ---------------
Related Transferred Assets. Without limiting the generality of the foregoing, the Servicer shall back up the receivables data every night and store the back-up off site. The Servicer shall further (i) implement a "hot site" disaster recovery program with a third party vendor for all of its processing locations within 150 days of the Closing Date, and (ii) maintain all such "hot site" disaster programs at all times thereafter.

     (b) Receivables Reviews. The Servicer shall provide the Trustee access to
         -------------------
the documentation regarding the Receivables when the Trustee is required, in connection with the enforcement of the rights of Certificateholders or the Purchasers or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to the Servicer's normal security and confidentiality procedures, (iv) at reasonably accessible offices in the continental United States of America designated by the Servicer and (v) upon five Business Days' prior notice; provided, however, that no notice shall be required if a

Liquidation Event shall have occurred and be continuing. The Servicer, the Seller and the Trustee shall provide each Purchaser Agent with such information, access, audit and inspection rights as shall be specified in each Receivables Purchase Agreement.

     (c) Daily Reports. Prior to 11:00 a. m., New York City time, on each
         -------------
Business Day, the Servicer shall prepare and deliver to the Trustee and any Agent a report substantially in the form of Exhibit C (as the same may be
                                            ---------
supplemented in accordance with any Supplement or PI Agreement) or in such other form as is reasonably acceptable to the Trustee and the Servicer (each such report being a "Daily Report"); provided, that if, on any Business Day, the Servicer is unable to prepare and deliver a Daily Report to the Trustee because of acts of God or the public enemy, riots, acts of war, acts of terrorism, epidemics, fire, failure of communication lines, equipment or power failure, computer systems failure, flood, embargoes, weather, earthquakes or other unanticipated disruptions of the Servicer's ability to monitor the origination and/or preparation of Receivables, then the Base Amount used in preparation of the Daily Report shall be the lowest Base Amount shown in the Daily Reports delivered during the immediately preceding month (such amount, an "Estimated Base Amount"). The Servicer may use an Estimated Base Amount to prepare the Daily Report until the earlier to occur of (i) the disruption no longer prevents the Servicer from preparing the Daily Report using the actual data required by the Daily Report and delivering it to the Trustee, and (ii) the sixth Business Day following the commencement of such disruption.

     No later than 11:15 a. m. on the 2nd Business Day of the Look Back Period, the Servicer shall deliver to the Trustee a modified Daily Report for the Determination Date, reflecting the exclusion of the Affected Receivables from the Base Amount. With respect to each other Business Day falling in the Look Back Period (including such 2nd Business Day), two Daily Reports shall be prepared and delivered to the Trustee pursuant to Section 3.05(c) (and clearly
                                                  ---------------
marked to distinguish between them); (1) one reflecting exclusion of Affected Receivables in the Base Amount; and (2) another including the Affected Receivables in the Base Amount (to the extent permitted by other terms of the Transaction Documents).

     (d) Settlement Statement. On each Report Date, the Servicer shall prepare
         --------------------
and deliver to the Trustee and the Applicable Rating Agencies a report substantially in the form of Exhibit D (as the same may be supplemented in
                             ---------
accordance with any Supplement or PI Agreement) or in such other form as is reasonably acceptable to the Trustee and the Servicer (each such report being a "Settlement Statement").

     (e) Notice of Seller Change Events; Supplements to Settlement Statements.
         --------------------------------------------------------------------
Sections 1.7 and 1.8 of the Purchase Agreement describe circumstances under which (i) Subsidiaries of AmeriSource may be added to the Program as a Seller and (ii) the Seller may terminate its status as Seller under the Program (each event being herein called a "Seller Change Event"). Those Sections of the Purchase Agreement require AmeriSource to give written notice to ARC of the occurrence of a Seller Change Event not less than 30 days prior to the occurrence thereof, and ARC hereby agrees to give prompt written notice of its receipt of any such notice to the Trustee and the Applicable Rating Agencies. If the notice is given to the Trustee, within five Business Days after the receipt of the notice by the Trustee (or such later date, as specified in the notice, on which the applicable Seller Change Event shall become effective), the Servicer shall deliver to the Trustee and the Applicable Rating Agencies a supplement to the Settlement Statement then in effect, which supplement shall show (A) the calculation or recalculation of the Required Reserves and the Discount Rate Reserve (if necessary) to reflect the addition of accounts receivable originated by any such Subsidiary that is being added to the Program as a Seller, and the exclusion of any Receivables originated by any such Subsidiary that is terminating its status as a Seller (as applicable), and (B) the Loss Discount and the Purchase Discount Reserve Ratio for any such Subsidiary that is being added to the Program as a Seller. For purposes of all calculations hereunder and under the Purchase Agreement, the Required Reserves and (if applicable) the Loss Discount and the Purchase Discount Reserve Ratio for the relevant Subsidiary of AmeriSource shown in such supplement shall supersede and/or supplement the calculation of such items in the then outstanding Settlement Statement, effective as of the fifth Business Day following the Trustee's receipt of such notice (or such later date, as specified in such notice, on which the applicable Seller Change Event shall become effective).

     SECTION 3.06 Monthly Servicer's Certificate. On each Report Date, the
                  ------------------------------
Servicer shall deliver to the Trustee, the Paying Agent, ARC and the Applicable Rating Agencies a certificate of an Authorized Officer of the Servicer substantially in the form of Exhibit E, with such additions as may be required
                             ---------
by any Supplement. ARC will join in each certificate delivered with respect to a Cut-Off Date that is the end of a calendar quarter for purposes of confirming that ARC, AmeriSource and the Seller shall not have any obligations to any Restricted Federal Obligor or State Obligor that (a) are due and payable, (b) could be set off against the Unpaid Balance of the Receivable owed by such Obligor, except for obligations that are being contested in good faith and by appropriate proceedings and against which ARC, AmeriSource and/or the Seller (as applicable) maintain reserves in accordance with GAAP and (c) the method for calculating tax reserves reflected in the books and records of AmeriSource and ARC complies with GAAP and fairly presents estimated tax liabilities to the best of AmeriSource's and ARC's knowledge.

     SECTION 3.07 Annual Servicing Report of Independent Public Accountants;
                  ----------------------------------------------------------
Forms 10-Q and 10-K. (a)(i) On or before 120 days after the end of each fiscal
- - - -------------------
year of ARC, beginning with the fiscal year ending September 30, 1994, the Servicer shall, as an expense of the Servicer paid out of the Servicing Fee, cause Ernst & Young or another firm of nationally recognized independent public accountants (which may also render other services to the Servicer, the Seller or ARC) to furnish a report to the Trustee, the Servicer, the Applicable Rating Agencies and ARC (which report shall be addressed to the Trustee and shall relate to ARC's most recently ended fiscal year). The accountants' report shall set forth the results of their performance of certain procedures that will have been agreed upon prior to the First Issuance Date by the Servicer and ARC with respect to the Settlement

Statements and Daily Reports delivered to the Trustee pursuant to Section 3.05
                                                                  ------------
during the prior fiscal year.

     (ii) Each accountants' report shall state that the accountants have compared the amounts contained in the Settlement Statements and a sample randomly selected from all Daily Reports delivered to the Trustee during the period covered by the report with the records (including computer records) from which the amounts were derived and that, on the basis of such comparison, the amounts are in agreement with the documents and records, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in the report. Except as provided otherwise in a Supplement, a copy of the report may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

     (b) Promptly after the filing of such reports with the Securities and Exchange Commission, the Servicer shall provide each of the Applicable Rating Agencies with copies of each Quarterly Report on Form 10-Q and each Annual Report on Form 10-K of the Servicer.

     SECTION 3.08 Rights of the Trustee.
                  ---------------------

     (a) The Trustee has (for the benefit of the Certificateholders) the exclusive dominion and control over the Bank Accounts, and ARC shall take any action that the Trustee may reasonably request to effect or evidence such dominion and control. At any time following the occurrence of a Servicer Default, the Trustee is hereby authorized to give notice to the Account Banks, as provided in the Account Agreements, of the revocation of the Servicer's authority to give instructions or take any other actions with respect to the Bank Accounts that the Servicer would otherwise be authorized to give or to take pursuant to Sections 3.02 and 3.03.
            -------------     ----

     (b) At any time following the designation of a Servicer other than AmeriSource until a Successor Servicer (if other than the Trustee) has been appointed:

          (i) The Trustee may direct any Obligors of Receivables to pay all amounts payable under any Receivable or any Related Transferred Assets directly to the Trustee or its designee; provided, however, that the Trustee shall provide the Seller with a copy of such notice at least one Business Day prior to sending it to any Obligor and consult in good faith with the Seller as to the text of the notice.

          (ii) The Trustee may direct the Seller to make payment of all amounts payable to ARC under any Transaction Document to which the Seller is a party directly to the Trustee or its designee.

          (iii) ARC and the Servicer shall, at the Trustee's request and as an expense of the Servicer paid out of the Servicing Fee, give notice of the Trust's ownership of the Receivables and the Related Transferred Assets to each Obligor and direct that payments be made directly to the Trustee or its designee.

          (iv) ARC shall, and shall cause the Seller to, at the Trustee's request, (A) assemble all of the Records that are necessary or appropriate to collect the Receivables and Related Transferred Assets, and shall make the same available to the Trustee at one or more places selected by the Trustee or its designee, (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner acceptable to the Trustee and shall, promptly upon receipt (and, subject to Section 3.02(i), in no event later than the first Business Day
                ---------------
     following receipt), remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Trustee or its designee and (C) permit, upon not less than two Business Days' prior written notice, any Successor Servicer and its agents, employees and assignees access to their respective facilities and their respective Records.

     (c) Each of ARC and the Servicer hereby authorizes the Trustee, from time to time after the designation of a Servicer other than AmeriSource, to take any and all steps in ARC's name and on behalf of ARC and the Servicer that are necessary or appropriate, in the reasonable determination of the Trustee, to collect all amounts due under any and all Receivables or Related Transferred Assets, including endorsing the name of ARC or the Seller on checks and other instruments representing Collections and enforcing such Receivables and the Related Transferred Assets.

     (d) ARC hereby irrevocably appoints the Trustee to act as ARC's attorney-in-fact, with full authority in the place and stead of ARC and in the name of ARC or otherwise, from time to time after the designation of a Servicer other than AmeriSource, to take (subject to Section 11.14 hereof) any action and to
                                      -------------
execute any instrument or document that the Trustee, in its reasonable determination, may deem necessary to accomplish the purposes of this Agreement, including:

          (i) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Receivable or any Related Transferred Asset,

          (ii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (i),
                                                     ----------

          (iii) to file any claims or take any action or institute any proceedings that the Trustee in its reasonable determination may deem necessary or appropriate for the collection of any of the Receivables or any Related Transferred Asset or otherwise to enforce the rights of the Trustee and the Certificateholders with respect to any of the Receivables or any Related Transferred Asset, and

          (iv) to perform the affirmative obligations of ARC under any Transaction Document.

ARC hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this subsection is irrevocable and coupled with an interest.

     SECTION 3.09 Ongoing Responsibilities of AmeriSource. Anything herein to
                  ---------------------------------------
the contrary notwithstanding:

          (a) If at any time AmeriSource shall not be the Servicer, it shall deliver all Collections received or deemed received by it or its Subsidiaries to the Trustee no later than two Business Days after receipt or deemed receipt thereof and the Trustee shall distribute such Collections to the same extent as if such Collections had actually been received from the related Obligor on the applicable dates. So long as AmeriSource or any of its Subsidiaries shall hold any Collections or deemed Collections required to be paid to the Trustee, each of them shall hold such amounts in trust (and separate and apart from its own funds) and shall clearly mark its records to reflect such trust. AmeriSource hereby grants to the Trustee an irrevocable power of attorney, with full power of substitution, coupled with an interest, upon the occurrence of a Servicer Default, to take in the name of AmeriSource all steps necessary or appropriate to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by AmeriSource or transmitted and received by the Trustee (whether or not from AmeriSource) in connection with any Receivable or Related Transferred Asset.

          (b) AmeriSource hereby irrevocably agrees that, if at any time it shall cease to be the Servicer, it shall act (if the then current Servicer so requests) as the data processing agent of the Servicer and, in such capacity, AmeriSource shall conduct (and shall cause any other necessary Persons to conduct) the data processing functions of the administration of the Receivables, the Related Transferred Assets and the Collections thereon in substantially the same way that AmeriSource (or its Sub-Servicers) conducted such data processing functions while AmeriSource acted as the Servicer. AmeriSource and each such other Person shall be entitled to reasonable compensation for such service to be paid from the Servicing Fee.

          (c) Notwithstanding any termination of AmeriSource as Servicer hereunder, AmeriSource shall continue to indemnify the Trustee on the terms set out in Section 11.05 with respect to circumstances existing, or actions
                -------------
     taken or omitted, prior to such termination.

     SECTION 3.10 Further Action Evidencing Transfers. (a) Each of ARC and
                  -----------------------------------
the Servicer agrees that from time to time, as an expense of the Servicer paid out of the Servicing Fee, it will promptly execute and deliver (or cause the relevant Sub-Servicer to execute and deliver) all further instruments and documents, and will promptly take all further action (or cause the relevant Sub-Servicer to take all further action) that the Trustee may reasonably request, in order to perfect, protect or more fully evidence the conveyances hereunder, or to enable the Investor Certificateholders or the Trustee to exercise or enforce any of their respective rights under any Transaction Documents. Without limiting the generality of the foregoing, upon the Trustee's request, ARC (or, in the case of clause (ii) below, the Servicer) will, or will cause the Servicer to:
        -----------

          (i) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be required from time to time pursuant to Section 7.02(c)
                                                               ---------------
     or as the Trustee reasonably determines necessary or desirable, and

          (ii) mark its master data processing records that evidence or list Receivables or Related Transferred Assets as described in Section 2.01(d).
                                                               ---------------

The Servicer shall cause all financing statements and continuation statements and any other necessary documents relating to the right, title and interest of the Trustee (for the benefit of the Certificateholders) in and to the Trust Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the right, title and interest of the Trustee hereunder (for the benefit of the Certificateholders) in and to all property comprising the Trust Assets. The Servicer shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. ARC shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents that are reasonably required to fulfill the intent of this section.

     (b) If (i) ARC or the Servicer fails to perform any of its agreements or obligations under any Transaction Document and does not remedy such failure within the applicable cure period, if any, and (ii) the Trustee in good faith reasonably believes that the performance of such agreements and obligations is necessary or appropriate to protect the interests of the Certificateholders under this Agreement, then the Trustee or its designee may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of the Trustee or its designee incurred in connection therewith shall be payable by the Servicer as provided in Section
                                                                        -------
11.05 and (if applicable) by ARC as provided in Section 7.03. If, at any time,
- - - -----                                           ------------
ARC or the Servicer fails to file any financing statement or continuation statement, or amendment thereto or assignment thereof, that is required to be filed pursuant to this Agreement or any of the other Transaction Documents, the Trustee may (but shall not be required to), and ARC and the Servicer hereby authorize the Trustee to, file such financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Receivables or the Related Transferred Assets now existing or hereafter arising in the name of ARC or the Servicer as an expense of the Servicer paid out of the Servicing Fee.


                                  ARTICLE IV
                       RIGHTS OF CERTIFICATEHOLDERS AND
                   ALLOCATION AND APPLICATION OF COLLECTIONS


     SECTION 4.01 Rights of Certificateholders. Each Fixed Principal
                  ----------------------------
Certificate shall represent a fractional undivided interest in the Trust, consisting of the right to receive Collections, funds on deposit in the Trust Accounts and other Trust Assets, to the extent and at the times provided herein and in the relevant Supplement, in payment of the principal amount of such Fixed Principal Certificate, interest accrued on such principal amount from time to time at the applicable Certificate Rate, and other Obligations owed to the Holder of such Fixed Principal Certificate (all such undivided interests being collectively called the "Fixed Principal Interest").

     Each Revolving Certificate shall represent a fractional undivided interest in the Trust, consisting of a right to receive Collections, funds on deposit in the Trust Accounts and other Trust Assets, to the extent and at the times provided herein, in payment of the principal amount of such Revolving Certificate (which principal amount shall vary from time to time in accordance with the terms of this Agreement) and interest accrued on the principal amount of any Investor Revolving Certificate from time to time at the applicable Certificate Rate, and other Obligations owed to the Holder of an Investor Revolving Certificate (all such undivided interests being collectively called the "Revolving Certificate Interest").

     The Residual Certificate shall represent the ownership interest in the remainder of the Trust Assets not allocated pursuant to this Agreement to the Fixed Principal Interest or the Revolving Certificate Interest, including the right to receive payments at the times and in the amounts specified in this
Article IV to be paid to ARC in respect of the Residual Certificate (the
- - - ----------
"Residual Interest"). The Residual Certificate will not bear interest.

     SECTION 4.02 Establishment of Trust Accounts. (a) The Trustee shall
                  -------------------------------
establish and maintain in the name of the Trustee, on behalf of the Trust and for the benefit of the Certificateholders, the segregated trust accounts referred to in subsections (b) through (g) below (and such additional accounts
               ---------------         ---
as may be required by any Supplement). Each of the Trust Accounts shall be established and maintained in the corporate trust department of the Trustee and shall bear a designation clearly indicating that funds deposited therein are held for the benefit of the Certificateholders and the Purchasers.

     (b) All Collections and all other Trust Assets consisting of cash or cash equivalents shall be transferred from the Bank Accounts and deposited in a segregated trust account maintained with the Trustee (the "Master Collection Account"). In addition, on the first day of the Liquidation Period, any funds in the Equalization Account will be transferred to the Master Collection Account. Funds on deposit in the Master Collection Account will be allocated as provided in Section 4.03. As described in Section 4.03(g), certain funds in the Master
   ------------                  ---------------
Collection Account shall be allocated from time to time prior to commencement of the Liquidation Period to an administrative sub-account of the Master Collection Account or to a separate trust account created by the Trustee at the direction of ARC (such sub-account or separate account being referred to herein as the "Carrying Cost Account"). Funds shall be withdrawn from the Carrying Cost Account to pay interest on the Fixed Principal Certificates and the Revolving Certificates, yield on Purchased Interests and other Carrying Costs when due. If on any day funds allocated to the Carrying Cost Account are not sufficient to pay all amounts of such Carrying Costs then due, then in the event that there are any funds on deposit in the Equalization Account or the Defeasance Account, such funds shall be withdrawn (in an amount equal to the lesser of the amount of the deficiency and the amount of such funds) and transferred to the Carrying Cost Account. On the first day of the Liquidation Period, the Carrying Cost Account shall be closed and thereafter funds that had been allocated thereto shall be distributed in the same manner as other funds in the Master Collection Account, as provided in Section 4.03(h).
                        ---------------

     (c) From time to time prior to the commencement of the Liquidation Period, funds will be deposited into a segregated trust account maintained by the Trustee (the "Equalization Account") from the Master Collection Account, and withdrawn from the Equalization Account for deposit into the Master Collection Account, to compensate for fluctuations in the Base Amount or to segregate funds that would otherwise be remitted by the Trustee to ARC during a Look Back Period, as provided in Sections 4.03(c), (f) and (g). On the first day of the
                       ----------------  ---     ---
Liquidation Period, all funds in the Equalization Account shall be transferred to the Master Collection Account for disposition in the same manner as other funds in the Master Collection Account, as provided in Section 4.03(h).
                                                       ---------------

     (d) Any Trust Accounts established pursuant to any Supplement shall be held by the Trustee for the benefit of only such Series of Certificates as are indicated in that Supplement. The Master Collection Account, Carrying Cost Account and Equalization Account shall be held by the Trustee for the benefit of all Certificateholders and Purchasers, except to the extent indicated in any Supplement with respect to the Series issued pursuant to that Supplement. Each Trust Account shall be a segregated account maintained in the corporate trust department of the Trustee, the corporate trust department of a bank that has a long-term debt rating of at least "BBB" by S&P or with an Eligible Institution.

     (e) At the times specified in Section 4.03(g), the Servicer shall allocate
                                   ---------------
funds pursuant to clauses Second, Fifth and Sixth of Section 4.03(g) to an
                  --------------  -----     -----    ---------------
administrative sub-account of the Master Collection Account or to a separate trust account created by the

Trustee at the direction of ARC (such sub-account or separate account being the "Defeasance Account"). If the Defeasance Account is a separate trust account, it shall be established and maintained in the name of the Trustee in the corporate trust department of the Trustee and shall bear a designation clearly indicating that funds deposited therein are held for the benefit of the Investor Certificateholders and the Purchasers. Funds shall be withdrawn from the Defeasance Account to make the payments described in Section 4.03(g) to Holders
                                                     ---------------
of the relevant Series of Investor Certificates or Purchased Interests. If the Liquidation Commencement Date occurs, at any time when funds are being allocated to the Defeasance Account, the Servicer shall in the Daily Report reallocate all funds that are on deposit or would otherwise be allocated to the Defeasance Account to the Master Collection Account, within one Business Day after the occurrence of the Liquidation Commencement Date, for allocation pursuant to
Section 4.03(h). Notwithstanding anything to the contrary provided herein, ARC
- - - ---------------
may in no event deposit its own funds into the Defeasance Account. On each Settlement Date after the commencement of the Accumulation Period for a particular Series, the Trustee shall withdraw from the Defeasance Account and deposit into a segregated trust account maintained by the Trustee (the "Principal Funding Account") an amount equal to the lesser of (i) the applicable Principal Accumulation Amount for such Settlement Date and (ii) the applicable Controlled Deposit Amount for such Settlement Date to be applied to the repayment of the Invested Amount of such Series on the Expected Final Payment Date for such Series as provided in Section 4.03(g). The Principal Funding
                                    ---------------
Account shall be established and maintained in the name of the Trustee in the corporate trust department of the Trustee and shall bear a designation clearly indicating that funds deposited therein are held for the benefit of the Investor Certificateholders and the Purchasers. Upon the occurrence and continuance of an Unmatured Liquidation Event, no further payments shall be made from the Principal Funding Account. If the Liquidation Commencement Date occurs at any time when funds are being allocated to the Principal Funding Account, the Servicer shall in the Daily Report reallocate all funds that are on deposit or would otherwise be allocated to the Principal Funding Account to the Master Collection Account, within one Business Day after the occurrence of the Liquidation Commencement Date, for allocation pursuant to Section 4.03(h).
                                                          ---------------

     (f) From time to time prior to the commencement of the Liquidation Period, funds will be allocated to an administrative sub-account of the Master Collection Account or to a separate trust account created by the Trustee at the direction of ARC (such sub-account or separate account being the "Set-Aside Account") for the purposes described in Section 4.03(c)(iii). If the Set-Aside
                                        --------------------
Account is a separate trust account, it shall be established and maintained in the name of the Trustee in the corporate trust department of the Trustee and shall bear a designation clearly indicating that funds deposited therein are held for the benefit of the Investor Certificateholders and the Purchasers.

     (g) From time to time after the commencement of the Liquidation Period, funds that would otherwise be remitted by the Trustee to ARC in respect of the ARC Revolving Amount will be deposited to a segregated trust account maintained by the Trustee (the

"Accumulation Account"). Until the earlier to occur of (i) the date that falls twelve months after the Liquidation Commencement Date, (ii) the day on which Investor Certificates, Purchased Interests and other Obligations shall have been paid in full and (iii) the first Business Day on or after the Liquidation Commencement Date on which (A) the amount of funds then held in the Trust Accounts that are allocated to pay the Investor Repayment Amount equals or exceeds (B) the Investor Repayment Amount (the earliest of such dates being the "Accumulation Account Termination Date"), all amounts payable to ARC in respect of the ARC Revolving Amount pursuant to clause Second of Section 4.03(h) shall
                                        ------ ------    ---------------
be deposited in the Accumulation Account instead of being paid to ARC. If at any time prior to the Accumulation Account Termination Date, the amount of funds in the Accumulations Account exceeds the difference of (1) the Investor Repayment Amount minus (2) the amount of funds then held in the Trust Accounts that are
       -----
allocated to pay the Investor Repayment Amount, then the amount of such excess funds shall be released from the Accumulation Account and shall be paid to ARC. No funds shall be allocated to the Accumulation Account from and after the Accumulation Account Termination Date. On such date, the Servicer (or, after the occurrence and during the continuance of a Servicer Default, the Trustee) shall calculate, or shall cause to be calculated, an amount equal to (x) the aggregate amount of funds held in the Accumulation Account in respect of the ARC Revolving Amount, minus (y) the Seller Adjustments accrued during the Liquidation Period
        -----
which have not yet been paid. The amount of such difference, if positive, will be paid to ARC. The funds remaining in the Accumulation Account after the payment of such amount to ARC shall be transferred to the Master Collection Account and applied to the items listed in Section 4.03(h), in the order of
                                           ---------------
priority specified therein.

     (h) The Trustee shall possess (for its benefit and for the benefit of the Certificateholders) all right, title and interest in and to all funds on deposit from time to time in each of the Trust Accounts and in all proceeds thereof. The Trust Accounts shall be under the sole dominion and control of the Trustee for the benefit of the applicable Certificateholders. The Servicer agrees that it shall have no right of setoff against, and no right otherwise to deduct from, any funds held in any of the Trust Accounts or the Bank Accounts for any amount owed to it by the Trustee, the Trust or any Certificateholder. Pursuant to the authority granted to the Servicer in Section 3.02, the Servicer shall have the
                                     ------------
power, revocable after the occurrence and during the continuance of a Servicer Default by the Trustee or by the Trustee at the direction of the Majority Investors, to make withdrawals and payments from the Bank Accounts and to instruct the Trustee to make withdrawals and payments from the Trust Accounts for the purposes of carrying out the Servicer's or the Trustee's duties hereunder.

     SECTION 4.03 Daily Calculations and Funds Allocations.
                   ----------------------------------------

     (a) Calculation of Carrying Cost Reserve. On each Business Day prior to
         ------------------------------------
the Liquidation Commencement Date, the Servicer will calculate an amount equal to the Carrying Cost Reserve for such Business Day. "Carrying Cost Reserve" means an amount equal to (i) the Accrued Carrying Costs (as defined below), plus (ii) an amount equal to (A) the aggregate outstanding principal amount of all Investor Certificates and Purchased Interests multiplied by (B) the weighted average of the interest rates per annum on the then-issued Series of Investor Certificates and Purchased Interests as of the most recent Cut-Off Date; provided, however, that if any Investor Certificate or Purchased Interest bears interest at a variable rate calculated by reference to an interest index rate (such as LIBO or prime), and ARC may elect to change the index from time to time, then the index resulting in the highest interest rate payable on such Investor Certificates or Purchased Interest shall be deemed to have applied on the Cut-Off Date and such highest interest rate shall be multiplied by 1.52, multiplied by (C) the greater of (i) 1/4 and (ii) a fraction the numerator of which is the product of 1.75 and the number of Turnover Days and the denominator of which is 360. "Accrued Carrying Costs" means, at any time, the sum of the then accrued and unpaid Carrying Costs, plus the amount of Carrying Costs that will, or are estimated to, have accrued by the next Settlement Date.

     (b) Calculation of the Base Amount. On each Business Day prior to the
         ------------------------------
Liquidation Commencement Date, the Servicer will calculate the Base Amount for such day. On any Business Day, the "Base Amount" will equal the result of (i) the Net Eligible Receivables as reported in the Daily Report for that Business Day, minus (ii) the Required Reserves for that Business Day, minus (iii) the Discount Rate Reserve as of the opening of business on that Business Day, minus
(iv) any other amount required to be subtracted by any Supplement or PI Agreement on that Business Day.

     (c) Variable Amount.
         ---------------

          (i) Calculation of Variable Amount. On each Business Day prior to
              ------------------------------
     the Liquidation Commencement Date, the Servicer shall calculate an amount (whether positive or negative, the "Variable Amount") equal to (A) the Base Amount at the opening of business on such day, minus (B) the Certificate Calculation Amount, minus (C) the PI Calculation Amount, plus (D) the balance on deposit in the Equalization Account; provided, that for purposes of this calculation (but without double counting), the Certificate Calculation Amount shall be reduced by the aggregate amount of reductions to the ARC Revolving Certificate made pursuant to subsection (d), and such
                                                       --------------
     reductions shall be given effect for purposes of all calculations required by this subsection or by subsection (f). The Variable Amount will be
                              --------------
     allocated in the manner described hereinafter and will be reported by the Servicer in the Daily Report for such day.

          (ii) Allocation of Positive Variable Amount. On any Business Day
               --------------------------------------
     when the Variable Amount is zero or a positive number, the Servicer shall, if so directed by ARC, take one or more of the following actions:

               (A) If there are funds on deposit in the Set-Aside Account, then the Servicer shall, before taking any of the other actions referred to below, transfer all such funds to the Master Collection Account for application along with other funds on deposit in the Master Collection Account on that day in such manner that there would not be a negative Variable Amount after giving effect to such transfer and such application(s).

               (B) If the positive Variable Amount exceeds the amount on deposit in the Set-Aside Account (or there are no funds on deposit in the Set-Aside Account), ARC may direct the Servicer to (1) transfer funds (if any) on deposit in the Equalization Account into the Master Collection Account for application along with other funds on deposit in the Master Collection Account on that day and/or (2) increase the principal amount of one or more Revolving Certificates or Purchased Interests specified by ARC such that the sum of the amount of any such transfer and the amount(s) of any such increase(s) equals not more than the remaining (or total) positive Variable Amount; provided, however, that (x) any such allocation to any Investor Revolving Certificate shall be subject to Section 6.11(b), and any such
                                          ---------------
          allocation to any Purchased Interest shall be subject to the applicable PI Agreement, (y) no such allocation to any Investor Revolving Certificate or Purchased Interest shall be made during a Look Back Period, and (z) no funds shall be released from the Equalization Account during a Look Back Period.

          (iii) Allocation of Negative Variable Amount. On any Business Day
                --------------------------------------
     when the Variable Amount is a negative number, the Servicer, at the direction of ARC, shall take one or more of the following actions with Collections available in the Master Collection Account for applications on such day:

               (A) allocate the Collections to one or more Revolving Certificates or Purchased Interests in reduction of the principal amounts of the Revolving Certificates or Purchased Interests or to the Defeasance Account in accordance with clause Second of subsection (g),
                                                -------------    --------------
          and/or

               (B) transfer a portion of the Collections to the Equalization Account, pursuant to clause Fourth of subsection (g),
                               -------------    --------------

     such that the aggregate amount of the transfer, the reduction(s) and the allocations to the Defeasance Account equals the absolute value of the Variable Amount; provided, that if the amount of Collections available for such purposes on such day, after any required deposits to the Carrying Cost Account, is less than the absolute value of the Variable Amount, then (x) any such allocation to any Revolving Certificate or Purchased Interest or to the Defeasance Account shall not exceed an amount equal to the applicable Revolving Certificateholder's, Purchaser's or Series' Allocable Daily

     Collections on such day (less any amount of such Allocable Daily Collections transferred to the Carrying Cost Account in accordance with subsection (g)) and (y) if any allocation is made to any Revolving
     --------------
     Certificate or Purchased Interest, or to the Defeasance Account, then the remainder of such available Collections shall be transferred to the Set-Aside Account for the benefit of any holder who may be entitled to receive such Collections pursuant to Section 5.01(i).
                                  ---------------

          In addition, on any Business Day when the Variable Amount is a negative number and the amount of Collections available for application on such day (after making deposits to the Carrying Cost Account) equals or exceeds the absolute value of such negative number, ARC may direct the Servicer to remove all or part of the funds then on deposit in the Set-Aside Account and allocate the funds to one or more Revolving Certificates or Purchased Interests in reduction of the outstanding principal amount of such Revolving Certificates or Purchased Interests or to allocate the funds to the Equalization Account.

          If, at any time when funds are being allocated to or are on deposit in the Set-Aside Account, the Liquidation Commencement Date occurs, all funds then allocated to or on deposit in the Set-Aside Account shall be paid to the holders of the then-issued and outstanding Certificates and Purchased Interests on the next Settlement Date in the manner described in Section
                                                                      -------
     5.01(i).
     -------

          (iv) Reallocation of ARC Revolving Amount. On any Business Day prior
               ------------------------------------
     to the Liquidation Commencement Date, ARC may direct the Servicer to reallocate all or a portion of the principal amount of the ARC Revolving Certificate to an Investor Revolving Certificate (subject to the requirements of Section 6.11(b)) or a Purchased Interest (subject to the
                     ----------------
     requirements of the related PI Agreement).

          In addition, ARC may (subject to the terms of any Supplement or PI Agreement) direct the Servicer to direct the Trustee, pursuant to clause
                                                                       ------
     Eighth in subsection (g), to pay to a holder of an Investor Revolving
     ------    --------------
     Certificate or a Purchaser, in reduction of the principal amount of such Investor Revolving Certificate or the applicable Purchased Interest, Collections that would otherwise be payable to ARC.

     (d) Calculation of Seller Adjustments; Related Adjustments to ARC
         -------------------------------------------------------------
Revolving Amount. On each Business Day, the Servicer shall calculate and report
- - - ----------------
the aggregate amount of Noncomplying Receivables and Dilution Adjustments for the day and shall report the aggregate amount of payments actually made by the Seller to ARC on the day in respect of Noncomplying Receivables and Dilution Adjustments. The ARC Revolving Amount shall be reduced by an amount equal to the lesser of (x) the Noncomplying Receivables and Dilution Adjustments for such Business Day, less the aggregate amount of cash payments in respect of Noncomplying Receivables and Dilution Adjustments made by the Seller to ARC and by ARC to the Trustee on such day (such difference being a "Seller Adjustment"),
(y) the

ARC Revolving Amount, and (z) on any Business Day prior to the Liquidation Commencement Date, the amount by which (1) the sum of the Base Amount plus the balance on deposit in the Equalization Account is less than (2) the sum of the Certificate Calculation Amount plus the PI Calculation Amount. The foregoing reduction in the ARC Revolving Amount shall occur without any payment in respect thereof being made to ARC, and shall be made (on each Business Day prior to the Liquidation Commencement Date) before giving effect to the adjustments to the ARC Revolving Amount made pursuant to subsection (c).
                                      --------------

     (e) Certain Calculations in the Liquidation Period.
         ----------------------------------------------

          (i) On the Liquidation Commencement Date and on each Settlement Date thereafter, the Servicer shall calculate an amount (the "Available Subordinated Amount"), which shall equal:

               (A) on the Liquidation Commencement Date, the result of (w) the Unpaid Balance of Receivables held by the Trust at the opening of Business on the next preceding Business Day, minus (x) the sum of the Certificate Calculation Amount and the PI Calculation Amount, as of the next preceding Business Day (but after giving effect to all allocations and other adjustments made pursuant to this section on such next preceding Business Day), plus (y) the balance on deposit in the Equalization Account at the end of the next preceding Business Day, minus (z) the Discount Rate Reserve as of the next preceding Business Day, and

               (B) on each Settlement Date thereafter, the result (but not less than zero nor greater than the initial Available Subordinated Amount) of (x) the Available Subordinated Amount as calculated on the next preceding Settlement Date (or on the Liquidation Commencement Date, in the case of the first Settlement Date falling after the Liquidation Commencement Date) minus (y) the Charged-Off Amount (if positive) with respect to the most recently ended Calculation Period plus (z) (so long as the Available Subordinated Amount has not been reduced to zero) the amount of the Net Recoveries (if positive) with respect to the most recently ended Calculation Period.

          (ii) On each Settlement Date after the Liquidation Commencement Date, the Servicer shall calculate an amount (the "Allocable Charged-Off Amount"), which shall equal:

               (A) zero, so long as the Available Subordinated Amount is greater than zero,

               (B) on the first Settlement Date on which the Available Subordinated Amount is reduced to zero, the excess (if any) of (x) the Charged-Off Amount for the most recently ended Calculation Period, over (y) the Available Subordinated Amount as of the next preceding Settlement Date (or as of the Liquidation Commencement Date, if this occurs on the first Settlement Date falling after the Liquidation Commencement Date), and

               (C) on each subsequent Settlement Date, the Charged-Off Amount (if positive) for the most recently ended Calculation Period.

          (iii) If the Allocable Charged-Off Amount calculated on any Settlement Date is greater than zero, the Allocable Charged-Off Amount shall be allocated on the Settlement Date among the various outstanding Classes of Investor Certificates, outstanding Purchased Interests and the ARC Revolving Certificate as follows:

               (A) a portion of the Allocable Charged-Off Amount equal to the product of the Allocable Charged-Off Amount multiplied by the ARC Allocation Percentage shall be allocated to the ARC Revolving Certificate,

               (B) the remainder of the Allocable Charged-Off Amount shall be allocated to the various outstanding Classes of Investor Certificates and Purchased Interests in the following priority:

                    First, to the various Subordinated Classes and Subordinated
               Purchased Interests, in accordance with their respective Class Allocation Percentages, until their respective Class Invested Amounts and PI Invested Amounts have been reduced to zero, and

                    Second, any remaining Allocable Charged-Off Amount to the
               Senior Classes and Senior Purchased Interests, in accordance with their respective Class Allocation Percentages, until their respective Class Invested Amounts and PI Invested Amounts have been reduced to zero.

          (iv) Any Net Recoveries (if positive) with respect to any Calculation Period ending after the Available Subordinated Amount has been reduced to zero shall be allocated among the various outstanding Classes of Investor Certificates, outstanding Purchased Interests and the ARC Revolving Certificate as follows:

               (A) a portion of such Net Recoveries equal to the product of such Net Recoveries multiplied by the ARC Allocation Percentage shall be allocated to the ARC Revolving Certificate,

               (B) the remainder of such Net Recoveries shall be allocated to the various outstanding Classes of Investor Certificates and Purchased Interests in the following priority:

                    First, to the various Senior Classes and Senior Purchased
               Interests, in accordance with their respective Class Allocation Percentages, until all previous reductions to their respective Class Invested Amounts and PI Invested Amounts on account of Allocable Charged-Off Amounts have been reinstated, and

                    Second, any remaining Net Recoveries to the Subordinated
               Classes and Subordinated Purchased Interests, in accordance with their respective Class Allocation Percentages, until all previous reductions to their respective Class Invested Amounts and PI Invested Amounts on account of Allocable Charged-Off Amounts have been reinstated.

          (v) No Class or Purchased Interest will be deemed to be "outstanding" for purposes of clause (iii) or (iv) after its Class Invested Amount or PI
                     ------------    ----
     Invested Amount has been reduced to zero. The portion of the Allocable Charged-Off Amount allocated to any Class or Purchased Interest (as to such Class or Purchased Interest, its "Investor Allocable Charged-Off Amount") or to the ARC Revolving Certificate will reduce the invested amount and the outstanding principal amount of such Class or Purchased Interest or the ARC Revolving Amount for all purposes. The portion of the Net Recoveries allocated to any Class or Purchased Interest (as to such Class or Purchased Interest, its "Investor Net Recoveries") or to the ARC Revolving Certificate will increase the invested amount and the outstanding principal amount of such Class or Purchased Interest or the ARC Revolving Amount for all purposes.

     (f) Withdrawals from Equalization Account and Set-Aside Account. Subject
         -----------------------------------------------------------
to the last paragraph of this Section 4.03(f), on any Business Day prior to the
                              ---------------
Liquidation Commencement Date, the Servicer may instruct the Trustee in writing to withdraw funds from the Set-Aside Account and/or the Equalization Account and allocate such funds to (i) the reduction of the principal amount of the ARC Revolving Certificate and/or one or more Investor Revolving Certificates (subject to the requirements of Section 6.11(b)) or Purchased Interests (subject
                                ---------------
to the requirements of the related PI Agreement), and/or (ii) the Defeasance Account, so long as (x) there would not be a negative Variable Amount after giving effect to such transfer and such application(s) and (y) in the case of any such withdrawal from the Equalization Account, no funds are on deposit in the Set-Aside Account (including as a result of transfers made on that day).

     In addition, on any Business Day when there is a negative Variable Amount and funds are on deposit in the Equalization Account, subject to the last paragraph of this Section 4.03(f), the Servicer may instruct the Trustee in
                  ---------------
writing to withdraw funds from the Equalization Account and apply them as described in clause (i) above; provided, that (x) any such allocation to any
             ----------
Revolving Certificate or Purchased Interest shall not exceed an amount equal to the applicable Revolving Certificateholder's or Purchaser's pro rata share of
                                                            --- ----
such funds (prorating on the basis of such Revolving Certificateholder's or Purchaser's Ratable

Principal Amount as a percentage of the sum of the Ratable Principal Amounts of the ARC Revolving Certificate and of all then-outstanding Investor Certificates and Purchased Interests) and (y) if any such allocation is made to any Revolving Certificate or Purchased Interest, then the remainder of such funds in the Equalization Account shall be transferred to the Set-Aside Account.

     No funds shall under any circumstances be withdrawn from the Equalization Account during a Look Back Period. If on any Business Day the Trustee has received (or is deemed to have received) a Confirmation Notice, the Servicer may instruct the Trustee in writing to withdraw the Segregated Cash (calculated prior to giving effect to the purchase of Receivables at the end of the related Look Back Period) from the Equalization Account and remit such funds to ARC on such Business Day.

     (g) Daily Allocation of Funds in the Master Collection Account Prior to
         -------------------------------------------------------------------
the Liquidation Commencement Date. On each Business Day prior to the
- - - ---------------------------------
Liquidation Commencement Date, the Servicer shall allocate all collected funds (including Collections attributable to all Receivables, whether or not such Receivables are Eligible Receivables or constitute Excess Concentration Balances) then on deposit in the Master Collection Account (other than funds that are required to be returned to AmeriSource Persons (or their designees) pursuant to Section 3.02(b)) to the following items, in the following order of
            ---------------
priority, each of which (except as expressly provided otherwise below) shall be paid on the next Settlement Date:

          First, to the Carrying Cost Account until the amount allocated to the Carrying Cost Account equals the Carrying Cost Reserve calculated pursuant to subsection (a); provided, that the amount allocated pursuant to this
        --------------
     clause First to ordinary course expenses as described in Section 7.02(m)
     ------------                                             ---------------
     shall not exceed $50,000 in any Calculation Period,

          Second, to the Defeasance Account in respect of any Series of Investor Certificates or Purchased Interest as to which an Accumulation Period, Pay-Out Period or Prepayment Accumulation Period has commenced until the amount on deposit therein in respect of such Series or Purchased Interest equals:

               (x) in the case of a Series or Purchased Interest in an Accumulation Period, the Controlled Deposit Amount for such Series or Purchased Interest,

               (y) in the case of a Series or Purchased Interest in a Pay-Out Period, the outstanding principal amount of such Series or Purchased Interest, and

               (z) in the case of a Series in a Prepayment Accumulation Period, the amount of principal to be prepaid with respect to such Series or Purchased Interest, in an amount on each Business Day equal to the product of (i) the balance of collected funds on deposit in the Master Collection Account after allocation to clause First above and (ii) the applicable Defeasance
                   ------------
     Allocation Percentage,


          Third, to make payments on such Business Day (i) to the Revolving Certificateholders or Purchasers in respect of one or more of the Revolving Certificates or Purchased Interests to reduce the outstanding principal amount of such Revolving Certificates or Purchased Interests, to the extent such reduction is required or permitted by subsection (c) or (f) and (ii)
                                                --------------    ---
     under the circumstances described in subsections (c) and (f), to the Set-
                                          ---------------     ---
     Aside Account; provided that if a Look Back Period exists, funds that would otherwise be remitted to ARC pursuant to this clause shall be deposited to the Equalization Account,

          Fourth, to fund the Equalization Account, to the extent such funding is required or permitted by subsection (c),
                                 --------------

          Fifth, to the Defeasance Account in respect of any repayment or prepayment of any Series of Investor Certificates that is to occur during an Accumulation Period, a Pay-Out Period or a Prepayment Accumulation Period in an amount equal to any amounts (other than in respect of Carrying Costs and principal and amounts assigned to the following clause Sixth by
                                                               ------------
     the related Supplements) owed to the Holders of Investor Certificates of such Series in connection with the Program,

          Sixth, to the Defeasance Account in respect of any other amounts that are required to be paid as a result of repayments or prepayments of any Series of Investor Certificates or Purchased Interests during an Accumulation Period, a Pay-Out Period or a Prepayment Accumulation Period in accordance with the related Supplements,

          Seventh, to pay on the next Settlement Date (i) other accrued and unpaid expenses of the Program (including indemnification payments to be made pursuant to Section 7.03 and ordinary course expenses not covered by
                      ------------
     clause First above but excluding, during a Look Back Period, amounts owed
     ------------
     to the Seller or AmeriSource, as Servicer), and (ii) all other amounts payable to Investor Certificateholders or Holders of a Purchased Interest pursuant to the related Supplements, and

          Eighth, to make payments to ARC on such Business Day in respect of the Residual Certificate; provided, however, that ARC may, from time to time, direct the Trustee to set aside all or any part of the funds to be paid pursuant to this clause Eighth in order to (i) pay all or part of the funds
                      -------------
     to the Holders of one or more Investor Revolving Certificates or Purchasers in order to effect the allocations described in subsection (c), or (ii)
                                                     --------------
     hold the funds in the Master Collection Account until the Trustee receives instructions from ARC concerning the application of the funds; and provided, further, that if a Look Back Period exists, funds that would otherwise would be remitted to ARC pursuant to this clause shall be deposited in the Equalization Account.

If, on any day, the amount of Collections that is then allocated to the Carrying Cost Account exceeds the amount of Collections that are then required to be allocated to the Carrying Cost Account, the Servicer shall reallocate such Collections on such day to one or more of the obligations described above in clauses Second through Eighth in that order of priority.
- - - --------------         ------

     Collections in the Master Collection Account that are allocated to the priority described in clause Seventh shall be paid on the next Settlement Date;
                      --------------
provided, however, that, if the Collections available on such Settlement Date to pay the amount required to be paid pursuant to clause Seventh are insufficient
                                               --------------
to pay the full amount thereof, the portion of such amount that is not paid on such Settlement Date shall be paid on each Business Day following such Settlement Date on which Collections are available to pay such remaining amount until it is paid in full.

     Payments to be made during a Pay-Out Period will commence on the Settlement Date that occurs in the month following the month in which the first day of the Pay-Out Period occurs, and will be made on each Settlement Date that occurs thereafter until the Investor Certificates that are being paid during such Pay-Out Period have been paid in full. During a Pay-Out Period, the Holders of the Series of Investor Certificates that are being paid out during such Pay-Out Period shall receive the amounts allocated to the Defeasance Account pursuant to clause Second in payment of the outstanding principal amount of such Series,
- - - -------------
pursuant to clause Fifth in payment of certain other amounts that are payable
            ------------
with respect to such Series, and pursuant to clause Sixth in payment of any
                                             ------------
other amounts that are payable with respect to such Series.

     On the Expected Final Payment Date with respect to any Series, all funds that have been deposited in the Principal Funding Account pursuant to Section
                                                                      -------
4.02(e) with respect to such Series prior to the end of the most recently ended
- - - -------
Calculation Period shall be applied to the repayment of the principal amount of the Certificates of such Series.

     If, on any day prior to the Liquidation Commencement Date, funds on deposit in the Master Collection Account and available for allocation under any of clauses First through Seventh above are less than the amount of the obligations
- - - -------------         -------
described in such clause, then the available Collections shall be allocated by the Servicer to the holders of such obligations pro rata according to the
                                                --- ----
respective amounts of such obligations held by them (in the case of Investor Certificate holders and Purchasers, as weighted in accordance with any adjustment factors used in determining their respective Ratable Principal Amounts). All other obligations in lower priority categories shall remain unsatisfied until the obligations in the preceding category have been satisfied.

     (h) Allocation of Funds in the Master Collection Account During
         -----------------------------------------------------------
Liquidation. On the Liquidation Commencement Date, the outstanding principal
- - - -----------
amount of each of the then-issued and outstanding Revolving Certificates shall cease to fluctuate, and the outstanding principal amount of each Revolving Certificate and Purchased Interest shall be fixed as of such day (except as reduced by the application of Collections hereunder).

     On each Business Day on and after the Liquidation Commencement Date, the Servicer shall allocate all collected funds (including Collections attributable to all Receivables whether or not such Receivables are Eligible Receivables or constitute Excess Concentration Balances) then on deposit in the Master Collection Account (other than funds that are required to be returned to AmeriSource Persons (or their designees) or Lockbox Banks pursuant to Section
                                                                      -------
3.02(b)) as follows; provided, however, that funds so allocated shall be held in
- - - -------
trust by the Trustee and, based upon and in accordance with the related Settlement Statement, paid to the relevant Certificateholders or other specified payees on the next Settlement Date (commencing with the first Settlement Date falling after the Calculation Period during which the Liquidation Period commences, except that distributions will be made pursuant to clause First below
                                                              ------------
on each Settlement Date in the Liquidation Period):

          First, to pay accrued Carrying Costs; provided, however, that if AmeriSource is the Servicer, then the allocation to be made pursuant to this clause First to pay the Servicing Fee shall equal only the portion of
          ------------
     the Servicing Fee that is to be paid to Persons other than an AmeriSource Person,

          Second, to make payments of the Principal Distribution Amounts with respect to (x) each outstanding Senior Class and Senior Purchased Interest (ratably in accordance with their respective Class Allocation Percentages) until (and only until) the outstanding principal amounts thereof have been repaid in full, (y) to each outstanding Subordinated Class and Subordinated Purchased Interest (ratably in accordance with their respective Class Allocation Percentages) until the outstanding principal amounts thereof have been repaid in full, and (z) the ARC Revolving Certificate until the outstanding principal amount thereof has been paid in full; provided that prior to the Accumulation Account Termination Date, amounts payable to ARC pursuant to this clause Second shall be deposited in the Accumulation
                      -------------
     Account,

          Third, to pay other Obligations owed to the Investor
     Certificateholders (as set forth in the related Supplement) or Purchasers (as set forth in the related PI Agreement),

          Fourth, to pay the accrued and unpaid Servicing Fee that has not been paid pursuant to clause First, and
                      ------------

          Fifth, to pay (x) other accrued and unpaid expenses of the Program (including indemnification payments to be made pursuant to Section 7.03,
                                                                ------------
     but excluding any such expenses that have been paid pursuant to clause
                                                                     ------
     Third) and (y) all other amounts payable to the Investor Certificateholders
     -----
     pursuant to the related Supplements (including, without limitation, any non-usage fees).

     If, on any day during the Liquidation Period, funds on deposit in the Master Collection Account and available for allocation under any of clauses
                                                                    -------
First through Fifth above are less than the amount of the obligations described
- - - -----         -----
in such clause, then the available Collections shall be allocated by the Servicer to the holders of such obligations pro rata according to the respective
                                            --- ----
amounts of such obligations held by them (in the case of Investor Certificateholders and Purchasers, as weighted in accordance with any adjustment factors used in determining their respective Ratable Principal Amounts and subject to the following paragraph of this Section). All other obligations in lower priority categories shall remain unsatisfied until the obligations in the preceding category have been satisfied.

     If, on any day during the Liquidation Period, the amount of funds on deposit in the Master Collection Account and available for allocation to Investor Certificateholders and Purchasers under any of clauses First through
                                                        -------------
Third is less than the amount of the obligations to such Persons described in
- - - -----
such clause, then the available Collections shall be allocated by the Servicer
(1) to the Holders of such obligations relating to any Senior Class or Senior Purchased Interest until the same have been paid in full and (2) thereafter to the holders of such obligations relating to any Subordinated Class or Subordinated Purchased Interest. The allocation among holders within each of clauses (1) and (2) shall be made pro rata according to the respective amounts
- - - -----------     ---
of such obligations held by them (as weighted in accordance with any adjustment factors used in determining their respective Ratable Principal Amounts).

     After the payment in full of all amounts described in priority clauses
                                                                    -------
First through Fifth, ARC shall surrender the Residual Certificate to the Trustee
- - - -----         -----
for cancellation and the Trustee shall make the payments and other transfers required by Section 12.03 to ARC in respect of the ARC Revolving Certificate and
            -------------
the Residual Certificate. The Trust shall terminate pursuant to Section 12.01
                                                                 -------------
after such payments and other transfers have been made to ARC in respect of the Residual Certificate.

     SECTION 4.04 Investment of Funds in Trust Accounts. On any day when funds
                  -------------------------------------
on deposit in any Trust Account shall exceed $10,000 (after giving effect to the allocations of such funds required by this Article IV), and at such other times
                                           ----------
as investment is practicable, the Trustee, at the direction of the Servicer, shall invest and reinvest monies on deposit in such Trust Account (in the name of the Trustee) in such Eligible Investments as are specified in a notice from the Servicer, subject to the restrictions set forth hereinafter. The Trustee shall, at the direction of the Servicer, invest the funds in the Equalization Account, the Carrying Cost Account and all other Trust Accounts in Eligible Investments. All Eligible Investments made from funds in any Trust Account, and the interest, dividends and income received thereon and therefrom and the net proceeds realized on the sale thereof, shall be deposited in such Trust Account. The Trustee may liquidate an Eligible Investment prior to maturity if such liquidation would not result in a loss of all or part of the principal portion of such Eligible Investment or if, prior to the maturity of such Eligible Investment, a default occurs in the payment of principal, interest or any other amount with respect to such Eligible Investment. In the absence of negligence of the Trustee or willful misconduct by the Trustee, the Trustee shall have no liability in connection with investment losses incurred on Eligible Investments. It is intended for income tax purposes that the income earned through investment of funds in the Trust Accounts shall be treated as income of ARC.

     SECTION 4.05 Attachment of Trust Accounts. If the Trustee receives
                  ----------------------------
written notice that any account designated as a Trust Account has or will become subject to any writ, judgment, warrant of attachment, execution or similar process, the Trustee shall (notwithstanding any other provision of the Transaction Documents) promptly notify ARC, the Servicer and the Certificateholders thereof, and shall not deposit or transfer funds into such Trust Account but shall cause funds otherwise required to be deposited into such Trust Account to be held in another account pending distribution of such funds in the manner required by the Transaction Documents.


                                   ARTICLE V
                         DISTRIBUTIONS AND REPORTS TO
                              CERTIFICATEHOLDERS


     Payments on the Certificates and Purchased Interests shall be made as provided in Sections 5.01 and 5.02, except as otherwise provided in the
            -------------     ----
applicable Supplement or PI Agreement. All payments made by the Trustee or the Paying Agent pursuant to Sections 5.01 and 5.02 shall be made based upon the
                         -------------     ----
information set forth in and pursuant to the applicable Daily Report or Settlement Statement delivered to the Trustee.

     SECTION 5.01 Distributions to Holders of Investor Certificates and
                  -----------------------------------------------------
Purchasers. (a) On each Settlement Date, the Paying Agent shall distribute, in
- - - ----------
respect of the period from the preceding Settlement Date to (but excluding) the then-current Settlement Date, to each Fixed Principal Certificateholder of record on the Report Date immediately prior to the then-current Settlement Date (other than as provided in Section 12.02 respecting a final distribution) its
                           -------------
pro rata share (based on the aggregate amount of accrued and unpaid interest on
- - - --- ----
the Fixed Principal Certificates held by such Certificateholder) of the amounts that (i) prior to the Liquidation Commencement Date, are allocated to the Carrying Cost Account with respect to Fixed Principal Yield pursuant to clause
                                                                        ------
First of Section 4.03(g), and (ii) on and after the Liquidation Commencement
- - - -----    ---------------
Date, are on deposit in the Master Collection Account and allocated to Fixed Principal Yield pursuant to clause First of Section 4.03(h).
                            ------------    ---------------

     (b)(i) On each Settlement Date that occurs during a Pay-Out Period in which one or more Series of Fixed Principal Certificates is/are being repaid or during the Liquidation Period (commencing with the first Settlement Date falling after the Calculation Period during which the Pay-Out Period or Liquidation Period commences), the Paying Agent shall distribute to each Holder of record of Fixed Principal Certificates of such Series as of the Report Date immediately prior to the then-current Settlement Date (other than as provided in Section 12.02
                                                            -------------
respecting a final distribution) its pro rata share (based on the aggregate
                                     --- ----
outstanding principal amount of Fixed Principal Certificates held by such Certificateholder) of (A) in the case of Settlement Dates that occur during a Pay-Out Period, the amounts on deposit in the Defeasance Account that are allocated to the Principal Distribution Amount of the related Series pursuant to clause Second of Section 4.03(g) during the most recently ended Calculation
- - - -------------    ---------------
Period, (B) in the case of Settlement Dates that occur during the Liquidation Period, the amounts on deposit in the Master Collection Account that are allocated to the Principal Distribution Amount of the related Series pursuant to clause Second of Section 4.03(h), and (C) in the case of the first Settlement
- - - -------------    ---------------
Date on which such distributions are made in any Pay-Out Period, and provided that no Liquidation Event or Unmatured Liquidation Event has occurred and is continuing, in addition to the amount described in clause (A) or (B) above, as
                                                   ----------    ---
applicable, the amounts on deposit in the Principal Funding Account that are allocated to the Fixed Principal Invested Amount of the related Series.

          (ii) On the Expected Final Payment Date with respect to any Series of Fixed Principal Certificates, unless the Liquidation Period shall have commenced the Paying Agent shall distribute, to each Holder of record of Fixed Principal Certificates of such Series as of the Report Date immediately prior to the then-current Settlement Date such Fixed Principal Certificateholder's pro rata share (based on the aggregate outstanding
                         --- ----
     principal amount of Fixed Principal Certificates held by such Certificateholder) of the amounts on deposit in the Principal Funding Account that are allocated to the Fixed Principal Invested Amount of the related Series.

          (iii) On each Settlement Date during the Revolving Period for any Series of Fixed Principal Certificates on which any full or partial prepayment of the principal amount of the Investor Certificates of that Series is to be made in accordance with the related Supplement, the Paying Agent shall distribute, to each Holder of record of Fixed Principal Certificates of such Series as of the Report Date immediately prior to the then-current Settlement Date such Fixed Principal Certificateholder's pro
                                                                           ---
     rata share (based on the aggregate outstanding principal amount of Fixed
     ----
     Principal Certificates held by such Certificateholder) of the amounts on deposit in the Defeasance Account that are allocated to the Fixed Principal Invested amount of, and any other amounts (including any Prepayment Premium) payable to, the related Series.

     (c) On each Settlement Date, the Paying Agent shall distribute to each Investor Revolving Certificateholder of record on the Report Date immediately prior to the then-current Settlement Date (other than as provided in Section
                                                                     -------
12.02 respecting a final distribution) its pro rata share of the sum of the
- - - -----                                      --- ----
amounts, if any, that (i) prior to the Liquidation Commencement Date, are allocated to the Carrying Cost Account with respect to Investor Revolving Yield payable on such Settlement Date, pursuant to clause First of Section 4.03(g),
                                             ------------    ---------------
and (ii) on and after the Liquidation Commencement Date, are on deposit in the Master Collection Account and are allocated to Investor Revolving Yield payable on such Settlement Date pursuant to clause First of Section 4.03(h). Also, on
                                    ------------    ---------------
each Business Day prior to the Liquidation Commencement Date, the Paying Agent shall distribute to each such Investor Revolving Certificateholder the amounts, if any, that are allocated to reduce the portion of the Investor Revolving Invested Amount represented by the related Investor Revolving Certificate pursuant to Section 4.03(c) or (f) and clause Third of Section 4.03(g) or are
            ---------------    ---     ------------    ---------------
due as interest on the Investor Revolving Certificate in accordance with the applicable Supplement.

     (d) On each Settlement Date that occurs during a Pay-Out Period in which one or more Series of Investor Revolving Certificates is/are being repaid or during the Liquidation Period (commencing with the first Settlement Date falling after the Calculation Period during which the Pay-Out Period or Liquidation Period commences), the Paying Agent shall distribute to each Holder of record of Investor Revolving Certificates of such Series as of the Report Date immediately prior to the then-current Settlement Date (other than as provided in Section
                                                                     -------
12.02 respecting a final distribution) its pro rata share (based on the
- - - -----                                      --- ----
aggregate outstanding principal amount of Investor Revolving Certificates held by the Certificateholder) of (i) in the case of Settlement Dates that occur during a Pay-Out Period, the amounts on deposit in the Defeasance Account that are allocated to the Investor Revolving Invested Amount of the related Series pursuant to clause Second or Third of Section 4.03(g) during the most recently
            -------------    -----    ---------------
ended Calculation Period and (ii) in the case of Settlement Dates that occur during the Liquidation Period, the amounts on deposit in the Master Collection Account that are allocated to the Investor Revolving Invested Amount of the related Series pursuant to clause Second of Section 4.03(h). In addition, on
                           -------------    ---------------
each Business Day during such a Pay-Out Period, the Paying Agent shall distribute to each such Holder of Investor Revolving Certificates such amounts as shall be directed by the Servicer in the applicable Daily Report from amounts allocated to such Series as described in the preceding sentence. On each Business Day during such a Pay-Out Period or during the Liquidation Period, the Paying Agent shall distribute to each such holder such amounts as shall be directed by the Servicer in the Daily Report as being due on an Investor Revolving Certificate as interest pursuant to the related Supplement.

     (e) On each Settlement Date that occurs during a Pay-Out Period with respect to one or more Series of Investor Certificates, the Paying Agent shall distribute, in respect of the period from the preceding Settlement Date to (but excluding) the then-current Settlement Date, to each Holder of record of Investor Certificates of such Series as of the Report Date immediately prior to the then-current Settlement Date (other than as provided in
Section 12.02 respecting a final distribution) its pro rata share (based on the
- - - -------------                                      --- ----
aggregate outstanding amount of Obligations owed to the Investor Certificateholder, other than Obligations constituting the outstanding principal amount of or interest on the Investor Certificates, but giving effect to the priorities set forth in clauses Fifth and Sixth of Section 4.03(g)) of the
                        -------------     -----    ---------------
amounts on deposit in the Defeasance Account allocable to the Obligations owed to such Investor Certificateholders (other than obligations in respect of principal of or interest on the Investor Certificates) pursuant to clauses Fifth
                                                                   -------------
and Sixth of Section 4.03(g).
    -----    ---------------

     (f) On each Settlement Date that occurs during the Liquidation Period, the Paying Agent shall distribute, in respect of the period from the preceding Settlement Date to (but excluding) the then-current Settlement Date, to each Investor Certificateholder of record on the Report Date immediately prior to the then-current Settlement Date (other than as provided in Section 12.02 respecting
                                                        -------------
a final distribution) its pro rata share (based on the aggregate outstanding
                          --- ----
amount of Obligations owed to such Investor Certificateholder pursuant to clauses Third and Fifth of Section 4.03(h)) of the amounts on deposit in the
- - - -------------     -----    ---------------
Master Collection Account allocable to the Obligations owed to Investor Certificateholders pursuant to clauses Third and Fifth of Section 4.03(h).
                               -------------     -----    ---------------

     (g) On each Settlement Date, the Paying Agent shall distribute to each Purchaser the amounts required pursuant to the applicable PI Agreement.

     (h) Each distribution to Investor Certificateholders shall be made by the Paying Agent (i) by wire transfer of immediately available funds on the date on which such distribution is required to be made, to an account at a bank or other entity having appropriate facilities therefor that the Person entitled thereto specifies in a written notice given to the Trustee on or prior to the Report Date immediately preceding the Settlement Date on which such payment is to be made, if such Person is the Holder of Investor Certificates in an aggregate Stated Amount or principal amount equal to or in excess of $1,000,000, and (ii) in all other cases, by check mailed to each such other Certificateholder at its address appearing in the Certificate Register, in either case without presentation or surrender of any Investor Certificate held by the Certificateholder or the making of any notation thereon; provided, however, that, except as expressly provided otherwise in Section 6.04, the final
                                                ------------
principal payment to be made on any Certificate in connection with the retirement of a Series of Certificates will be made to each Holder of a Certificate of such Series only upon presentation and surrender by such Holder of each of its Certificates of such Series at the office or offices specified in a notice of such final principal payment that the Trustee delivers or causes to be delivered to each Holder not less than 15 Business Days prior to such final principal payment date.

     (i) On the first Settlement Date that occurs after the Calculation Period during which the Liquidation Commencement Date occurs, the Paying Agent shall distribute to each Certificateholder and Purchaser of record on the Record Date immediately prior to such

Settlement Date, its pro rata share (based on the Ratable Principal Amount of
                     --- ----
such Certificateholder or Purchaser) of amounts on deposit in the Set-Aside Account as of the Liquidation Commencement Date in repayment of the principal amount owed to such Certificateholder; provided, however, that (i) such pro rata
                                                                        --- ----
shares shall be calculated by including in the aggregate amount to be distributed amounts that were distributed to any Holder of an Investor Revolving Certificate or Purchaser in connection with the deposit of such amounts into the Set-Aside Account and (ii) the amounts previously so distributed to such Holders or Purchasers shall be deducted from the amounts distributable to them pursuant to this paragraph (i).
        -------------

     SECTION 5.02 Distributions on the ARC Revolving Certificate and the
                  ------------------------------------------------------
Residual Certificate. (a) On each Business Day prior to the Liquidation
- - - --------------------
Commencement Date, the Paying Agent shall distribute to ARC in respect of the ARC Revolving Certificate the amount to be paid, if any, to reduce the ARC Revolving Amount pursuant to clause Third of Section 4.03(g); provided, that if
                             ------------    ---------------
a Look Back Period exists, amounts otherwise payable to ARC pursuant to this Section shall be deposited in the Equalization Account.

     (b) On each Business Day prior to the Liquidation Commencement Date, the Paying Agent shall distribute to ARC in respect of the Residual Certificate the amount payable to ARC in respect of the Residual Certificate pursuant to clause
                                                                         ------
Eighth of Section 4.03(g) to the extent that funds are available to make such
- - - ------    ---------------
payments; provided, that if a Look Back Period exists, amounts otherwise payable to ARC pursuant to this Section shall be deposited in the Equalization Account.

     (c) Distributions to ARC in respect of the ARC Revolving Certificate and the Residual Certificate hereunder shall be made by the Paying Agent on the date on which the distribution is required to be made by wire transfer of immediately available funds, no later than 2:00 p. m., New York City time (or later, to the extent delayed by any circumstance outside of the Paying Agent's reasonable control), on the date on which the distribution is required to be made, to an account at a bank or other entity having appropriate facilities therefor that ARC specifies in a written notice given to the Trustee on or prior to the Report Date immediately preceding the Settlement Date on which the payment is to be made.

     SECTION 5.03 Information to Certificateholders.
                  ---------------------------------

     (a) Monthly Report. Within seven days after each Settlement Date, the
         --------------
Paying Agent, on behalf of the Trustee, shall send to each Investor Certificateholder a copy of a monthly report prepared by the Servicer in the form of Exhibit F, and shall send to the Applicable Rating Agencies without any
        ---------
request therefor by any of them, each Settlement Statement by first-class mail, postage prepaid, to the address of such Investor Certificateholder that is indicated in the Certificate Register.

     (b) Annual Tax Information. On or before February 15, of each calendar
         ----------------------
year, beginning with calendar year 1995, the Servicer, on behalf of the Trustee, shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was an Investor Certificateholder the information for the preceding calendar year, or the applicable portion thereof during which the Person was a Holder of record of an Investor Certificate, as is required to be provided by an issuer of indebtedness under the Internal Revenue Code to the Holders of the issuer's indebtedness and such other customary information as is necessary to enable the Investor Certificateholders to prepare their federal income tax returns. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent to the Investor Certificateholder pursuant to this Agreement or any requirements of the Internal Revenue Code as from time to time in effect. Notwithstanding anything to the contrary contained in this Agreement, the Trustee shall, to the extent required by applicable law, from time to time furnish to the appropriate Persons a Form 1099-INT within the period required by applicable law.

     SECTION 5.04 Notice of Early Liquidation at Seller Election. If ARC shall
                  ----------------------------------------------
receive a notice from a Seller, pursuant to Section 8.1 of the Purchase Agreement, to the effect that the Seller desires to terminate its agreement to sell Receivables to ARC, ARC shall deliver a copy of the notice to the Trustee, and the Trustee shall deliver a copy to each Investor Certificateholder and to the Applicable Rating Agencies, as soon as practicable, which notice shall become effective at the time, and subject to the conditions, specified in the notice and in Section 8.1 of the Purchase Agreement.


                                  ARTICLE VI
                               THE CERTIFICATES


     SECTION 6.01 The Certificates. The Investor Certificates in each Series
                  ----------------
shall be substantially in the forms contemplated by the Supplements pursuant to which the Investor Certificates are issued, and the ARC Revolving Certificate and the Residual Certificate shall be substantially in the forms of Exhibit G
                                                                    ---------
and Exhibit H, respectively. Upon issuance, all Certificates shall be executed
    ---------
and delivered by ARC to the Trustee for authentication and redelivery as provided in Section 6.02. Except to the extent provided otherwise in an
            ------------
applicable Supplement, Investor Certificates shall be issued in minimum denominations of $1,000,000 and in integral multiples of $1,000,000. Each Series of Fixed Principal Certificates initially shall be issued as one or more Series of Fixed Principal Certificates in an aggregate original principal amount equal to the Fixed Principal Initial Invested Amount for the Series. Each Series of Investor Revolving Certificates initially shall be issued as one or more Series of Investor Revolving Certificates in an aggregate original principal amount equal to the Investor Revolving Initial Invested Amount for the Series and with an initial aggregate Stated Amount in the amount set out in the related Supplement. The ARC

Revolving Certificate and the Residual Certificate each shall be a single certificate. The Investor Revolving Certificates and the ARC Revolving Certificate together shall represent the Revolving Certificate Interest. The Residual Certificate shall represent the Residual Interest.

     Each Certificate issued as a Definitive Certificate shall be executed by manual or facsimile signature on behalf of ARC by its President or any Vice President or by any attorney-in-fact duly authorized to execute the Definitive Certificate on behalf of any such officer. The Definitive Certificates shall be authenticated on behalf of the Trust by manual signature of a duly authorized signatory of the Trustee. Definitive Certificates bearing the manual or facsimile signature of the individual who was, at the time when the signature was affixed, authorized to sign on behalf of ARC or the Trust (as applicable) shall be valid and binding obligations of the Trust, notwithstanding that the individuals or any of them ceased to be so authorized prior to the authentication and delivery of the Definitive Certificates or does not hold such office on the date of issuance of such Definitive Certificates. No Definitive Certificates shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on the Definitive Certificate a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and the certificate of authentication upon any Definitive Certificate shall be conclusive evidence, and the only evidence, that the Definitive Certificate has been duly authenticated and delivered hereunder and is entitled to the benefits of this Agreement. Except as otherwise provided in the applicable Supplement, all Definitive Certificates shall be dated the date of their authentication.

     As provided in any Supplement, Investor Certificates of any Series may be issued and sold pursuant to an exemption from the Securities Act. Any Series sold pursuant to Rule 144A, Regulation S or another exemption under the Securities Act, including Rule 144 (as enacted under the Securities Act), may be delivered in book-entry form as provided in Sections 6.12 and 6.13.
                                            -------------     ----

     SECTION 6.02 Authentication of Certificates. (a) Contemporaneously with
                  ------------------------------
the assignment and transfer of the Receivables and the other Trust Assets to the Trust, the Trustee shall authenticate and deliver the ARC Revolving Certificate and the Residual Certificate to ARC.

     (b) On each Subsequent Issuance Date, upon the order of ARC, the Trustee shall authenticate and deliver to ARC the Series of Certificates that are to be issued originally on such Subsequent Issuance Date (the "Subsequent Issuance Investor Certificates") pursuant to the applicable Supplement. Upon the issuance of the Subsequent Issuance Investor Certificates on each Subsequent Issuance Date, the ARC Revolving Amount automatically shall be reduced by an amount equal to the portion of the ARC Revolving Amount allocated to the new Series pursuant to the related Supplement. The Subsequent Issuance Investor Certificates shall be duly authenticated by or on behalf of the Trustee, in authorized denominations equal, in the aggregate, to (i) the portion of the Fixed Principal Invested Amount that is attributable to the Series, in the case of a Series of Fixed Principal Certificates or (ii) the aggregate Stated Amounts of the Certificates, in the case of a Series of Investor Revolving Certificates.

     SECTION 6.03 Registration of Transfer and Exchange of Certificates. (a)
                  -----------------------------------------------------
The Trustee, as agent for ARC, shall keep, or shall cause to be kept, at the office or agency to be maintained in accordance with the provisions of Section
                                                                       -------
11.16, a register in written form or capable of being converted into written
- - - -----
form within a reasonable time (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, a transfer agent and registrar (which may be the Trustee) (the "Transfer Agent and Registrar") shall provide for the registration of the Certificates and of transfers and exchanges of the Certificates as herein provided. ARC hereby appoints the Trustee as the initial Transfer Agent and Registrar.

     ARC, or the Trustee as agent for ARC, may revoke the appointment as Transfer Agent and Registrar and remove the then-acting Transfer Agent and Registrar if the Trustee or ARC (as applicable) determines in its sole discretion that the then-acting Transfer Agent and Registrar has failed to perform its obligations under this Agreement in any material respect. The then-acting Transfer Agent and Registrar shall be permitted to resign as Transfer Agent and Registrar upon 30 days' prior written notice to the Trustee, ARC and the Servicer; provided, however, that such resignation shall not be effective and the then-acting Transfer Agent and Registrar shall continue to perform its duties as Transfer Agent and Registrar until the Trustee has appointed a successor Transfer Agent and Registrar reasonably acceptable to ARC and the Person so appointed has given the Trustee written notice that it accepts the appointment. The provisions of Sections 11.01 through 11.05 shall apply to the
                               --------------         -----
Transfer Agent and Registrar as if all references to "the Trustee" in the applicable provisions of Sections 11.01 through 11.05 were references to the
                         --------------         -----
Transfer Agent and Registrar.

     It is intended that the registration of Certificates that is described in this subsection comply with the registration requirements contained in Section 163 of the Internal Revenue Code.

     (b) In connection with each issuance of a Series of Certificates, ARC will determine whether such Certificates may be purchased by employee benefit plans (as defined in ERISA) and shall cause the Certificates evidencing the Series to bear a legend describing any restrictions on the purchases.

     (c) No transfer of all or any part of the ARC Revolving Certificate shall be made unless (i) ARC shall have given the Applicable Rating Agencies and the Trustee prior written notice of the proposed transfer, (ii) the Rating Agency Condition shall have been satisfied in connection with the proposed transfer and
(iii) ARC shall have delivered to the Trustee a Tax Opinion with respect to such transfer.

     (d) ARC shall not transfer, assign, exchange or otherwise convey or pledge, hypothecate or otherwise grant a security interest in the Residual Certificate or any interest represented thereby, and any attempt to transfer, assign, exchange, convey, pledge, hypothecate or grant a security interest in the Residual Certificate or any interest represented thereby shall be void and of no effect.

     (e) Subject to the requirements of subsection (b) and, if applicable,
                                         --------------
subsection (c) having been fulfilled, upon surrender for registration of
- - - --------------
transfer of any Certificate, and, in the case of Investor Certificates, at any office or agency of the Transfer Agent and Registrar maintained for such purpose, ARC shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the appropriate Class and Series that (i) in the case of the Fixed Principal Certificates, are in authorized denominations of like aggregate fractional interest in the Fixed Principal Interest and (ii) in the case of the Investor Revolving Certificates, are in authorized denominations of like aggregate fractional interest in the Revolving Certificate Interest, and, in the case of each Investor Certificate, that bear numbers that are not contemporaneously outstanding.

     At the option of an Investor Certificateholder, its Investor Certificates may be exchanged for other Investor Certificates of the same Class and Series (and bearing the same interest rate as the Investor Certificate surrendered for registration of exchange) of authorized denominations of like aggregate fractional interests in the Fixed Principal Interest or the Revolving Certificate Interest (as applicable) and bearing numbers that are not contemporaneously outstanding, upon surrender of the Investor Certificates to be exchanged at any such office or agency. Whenever any Investor Certificates are so surrendered for exchange, ARC shall execute, and the Trustee shall authenticate and deliver, the appropriate number of Investor Certificates of the Class and Series that the Investor Certificateholder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee or the Transfer Agent and Registrar duly executed by the Certificateholder thereof or his attorney-in-fact duly authorized in a writing delivered to the Transfer Agent and Registrar.

     No service charge shall be made for any registration of transfer or exchange of Certificates, but the Transfer Agent and Registrar or any co-transfer agent and co-registrar may require the Certificateholder to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Investor Certificates.

     All Certificates surrendered for registration of transfer and exchange shall be cancelled and disposed of in a manner satisfactory to the Trustee.

     (f) Certificates may be surrendered for registration of transfer or exchange at the office of the Transfer Agent and Registrar designated in Section
                                                                         -------
13.06.
- - - -----

     (g) Transfers of Book-Entry Certificates, in whole or in part, issued in accordance with Section 6.12 and the Series Supplements shall be made in
                ------------
accordance with this subsection. Subject to clauses (i) through (iv) below,
                                            -----------         ----
transfers of a Book-Entry Certificate shall be limited to transfers of the Book-Entry Certificate in whole, but not in part, to nominees of the Clearing Agency or to a successor of the Clearing Agency or such successor's nominee.

          (i) For transfers within a Regulation S Temporary Book-Entry Certificate, if the Certificateholder of a Regulation S Temporary Book-Entry Certificate wishes at any time to transfer their interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Temporary Book-Entry Certificate, the transfer may be effected in accordance with this clause. Upon delivery (A) by a Certificateholder of an interest in a Regulation S Temporary Book-Entry Certificate to Euroclear or Cedel, as the case may be, of a certification in the form set forth in Exhibit I (the "Owner Regulation S
                              ---------
     Certification"), (B) by the transferee of the beneficial interest in the Regulation S Temporary Book-Entry Certificate to Euroclear or Cedel, as the case may be, of a written certification in the form set forth in Exhibit J
                                                                      ---------
     (the "Transferee Regulation S Certification"), and (C) by Euroclear or Cedel, as the case may be, to the Transfer Agent and Registrar of a certification in the form set forth in Exhibit K (the "Depositary
                                            ---------
     Regulation S Certification"), the Transfer Agent and Registrar may direct either Euroclear or Cedel, as the case may be, to reflect on its records the transfer of a beneficial interest in the Regulation S Temporary Book-Entry Certificate from the Certificateholder providing the Owner Regulation S Certification to the Person providing the Transferee Regulation S Certification.

          (ii) For transfer of an interest in an Unrestricted Book-Entry Certificate for an interest in the 144A Book-Entry Certificate, if the Certificateholder of a beneficial interest in Unrestricted Book-Entry Certificate deposited with the Clearing Agency wishes at any time to exchange its interest in the Unrestricted Book-Entry Certificate, or to transfer its interest in the Unrestricted Book-Entry Certificate to a Person who wishes to take delivery thereof in the form of an interest in the 144A Book-Entry Certificate, the Certificateholder may, subject to the rules and procedures of Euroclear or Cedel and the Clearing Agency, as the case may be, give directions for the Transfer Agent and Registrar to exchange or cause the exchange or transfer or cause the transfer of the interest for an equivalent beneficial interest in the 144A Book-Entry Certificate. Upon receipt by the Transfer Agent and Registrar of instructions from Euroclear or Cedel (based on instructions from a Member Organization) or from a Clearing Agency Participant, as applicable, or the Clearing Agency, as the case may be, directing the Transfer Agent and Registrar to credit or cause to be credited a beneficial interest in the 144A Book-Entry Certificate equal to the beneficial interest in the Unrestricted Book-Entry Certificate to be exchanged or transferred (such instructions to contain information regarding the Clearing Agency

     Participant account to be credited with the increase, and, with respect to an exchange or transfer of an interest in the Unrestricted Book-Entry Certificate, information regarding the Clearing Agency Participant account to be debited with the decrease), the Transfer Agent and Registrar shall instruct the Clearing Agency to reduce the Unrestricted Book-Entry Certificate by the aggregate principal amount of the beneficial interest in the Unrestricted Book-Entry Certificate to be exchanged or transferred, and the Transfer Agent shall instruct the Clearing Agency, concurrently with the reduction, to increase the principal amount of the 144A Book-Entry Certificate by the aggregate principal amount of the beneficial interest in the Unrestricted Book-Entry Certificate to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in the instructions a beneficial interest in the 144A Book-Entry Certificate equal to the reduction in the principal amount of the Unrestricted Book-Entry Certificate.

          (iii) For transfers of an interest in the 144A Book-Entry Certificate for an interest in the Regulation S Book-Entry Certificate, if the Certificateholder of a beneficial interest in the 144A Book-Entry Certificate wishes at any time to exchange its interest in the 144A Book-Entry Certificate for an interest in a Regulation S Book-Entry Certificate, or to transfer its interest in the 144A Book-Entry Certificate to a Person who wishes to take delivery thereof in the form of an interest in the Regulation S Book-Entry Certificate, the Certificateholder may, subject to the rules and procedures of the Clearing Agency, give directions for the Transfer Agent and Registrar to exchange or cause the exchange or transfer or cause the transfer of the interest for an equivalent beneficial interest in the Regulation S Book-Entry Certificate. Upon receipt by the Transfer Agent and Registrar of (A) instructions given in accordance with the Clearing Agency's procedures from a Clearing Agency Participant directing the Transfer Agent and Registrar to credit or cause to be credited a beneficial interest in the Regulation S Book-Entry Certificate in an amount equal to the beneficial interest in the 144A Book-Entry Certificate to be exchanged or transferred, (B) a written order given in accordance with the Clearing Agency's procedures containing information regarding the account of the depositaries for Euroclear or Cedel or another Clearing Agency Participant, as the case may be, to be credited with the increase and the name of the account and (C) a certificate in the form of Exhibit L attached
                                                              ---------
     hereto given by the Certificateholder of the beneficial interest, the Transfer Agent and Registrar shall instruct the Clearing Agency to reduce the 144A Book-Entry Certificate by the aggregate principal amount of the beneficial interest in the 144A Book-Entry Certificate to be so exchanged or transferred and the Transfer Agent and Registrar shall instruct the Clearing Agency, concurrently with the reduction, to increase the principal amount of the Regulation S Book-Entry Certificate by the aggregate principal amount of the beneficial interest in the 144A Book-Entry Certificate to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in the instructions a beneficial interest in the Regulation S Book-Entry Certificate equal to the reduction in the principal amount of the 144A Book-Entry Certificate.

          (iv) Notwithstanding any other provisions of this section, a placement agent for the Investor Certificates may exchange beneficial interests in the Regulation S Temporary Book-Entry Certificate held by it for interests in the 144A Book-Entry Certificate only after delivery by the placement agent of instructions for the exchange substantially in the form of Exhibit
                                                                         -------
     M. Upon receipt of the instructions provided in the preceding sentence,
     --
     the Transfer Agent and Registrar shall instruct the Clearing Agency to reduce the principal amount of the Regulation S Temporary Book-Entry Certificate to be so transferred and shall instruct the Clearing Agency to increase the principal amount of the 144A Book-Entry Certificate and credit or cause to be credited to the account of the placement agent a beneficial interest in the 144A Book-Entry Certificate having a principal amount equal to the amount by which the principal amount of the Regulation S Temporary Book-Entry Certificate was reduced upon the transfer pursuant to the instructions provided in the first sentence of this subclause.

          (v) In the event that a Book-Entry Certificate is exchanged for a Definitive Certificate, the Certificates may be exchanged or transferred for one another only in accordance with such procedures as are substantially consistent with the provisions of clauses (i) through (iii)
                                                     -----------         -----
     above (including the certification requirements intended to ensure that the exchanges or transfers comply with Rule 144 or Regulation S under the Securities Act, as the case may be) and as may be from time to time adopted by the Trustee.

     (h) Certificateholders holding Definitive Certificates shall not sell, transfer or otherwise dispose of the Certificates unless the sale is to a transferee to whom the sale, transfer or disposition is being made pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws and, prior to the proposed sale, transfer or disposition, the Certificateholder and the proposed transferee each provide the Trustee and ARC with representations and, if requested by the Trustee or ARC, an opinion of counsel (which may be in-house counsel), in each case satisfactory in form and substance to the Trustee, concerning the proposed sale, transfer or disposition and the availability of the exemption.

     (i) Certificateholders shall not use any means of general solicitation or distribution in connection with the marketing, sale, transfer or other disposition of any Certificates. None of the Certificates may be issued, sold, transferred or otherwise disposed of in a transaction registered under the Securities Act. The Certificates shall bear restrictive legends substantially as set forth in Exhibit N.
             ---------

     SECTION 6.04 Mutilated, Destroyed, Lost or Stolen Certificates. If (a)
                  -------------------------------------------------
any mutilated Certificate is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Transfer Agent and Registrar and the Trustee such security or indemnity as may be required by them and ARC to hold each of them, the Trust and ARC harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, ARC shall execute and, upon the request of
              ---- ----
ARC, the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, Series, tenor, terms and principal amount and bearing a number that is not contemporaneously outstanding. In connection with the issuance of any new Certificate under this section, the Trustee or the Transfer Agent and Registrar may require the payment by the Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Trustee and Transfer Agent and Registrar) connected therewith. Any duplicate Certificate issued pursuant to this section shall constitute conclusive and indefeasible evidence of ownership of an interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all Certificates of the same Class and Series that are duly issued hereunder.

     SECTION 6.05 Persons Deemed Owners. Prior to due presentation of a
                  ---------------------
Certificate for registration of transfer, ARC, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Sections 5.01
                                                                   -------------
and 5.02 and for all other purposes whatsoever, and none of ARC, the Trustee,
    ----
the Paying Agent, the Transfer Agent and Registrar or any agent of any of them shall be affected by any notice to the contrary; provided, however, that, in determining whether the Holders of the requisite principal amount or Stated Amount (as applicable) of Certificates or Purchased Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates and Purchased Interests owned by ARC, the Servicer or any Affiliate thereof shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates and Purchased Interests that the Trustee knows to be so owned shall be so disregarded. Certificates and Purchased Interests so owned that have been pledged in good faith shall not be disregarded and may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates or Purchased Interests and that the pledgee is not ARC, the Servicer or an Affiliate thereof.

     SECTION 6.06 Appointment of Paying Agent. The Paying Agent initially
                  ---------------------------
shall be the Trustee. ARC hereby appoints the Paying Agent as its agent to make distributions to Certificateholders and Purchasers from the Master Collection Account pursuant to Sections
                    --------

5.01 and 5.02 and to report the amounts of the distributions to the Trustee.
- - - ----     ----
Any Paying Agent shall have the revocable power to withdraw funds from the Master Collection Account for the purpose of making the distributions. The Trustee or, at any time when the Trustee is also the Paying Agent, ARC may revoke such power of the Paying Agent and remove the Paying Agent if the Trustee or ARC (as applicable) determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' prior written notice to the Trustee, ARC, the Servicer and the Applicable Rating Agencies. Any resignation or removal of the Paying Agent, and appointment of a successor Paying Agent, shall not become effective until the appointment has been accepted by the successor Paying Agent. If no successor Paying Agent shall have been appointed and shall have accepted appointment within 30 days after the giving of the notice of resignation, the resigning Paying Agent may petition any court of competent jurisdiction to appoint a successor Paying Agent. In the event that the Trustee shall no longer be the Paying Agent, the Trustee shall appoint a successor Paying Agent (which shall be a bank or trust company) reasonably acceptable to ARC, which appointment shall be effective on the date on which the Person so appointed gives the Trustee written notice that it accepts the appointment. The Trustee shall cause the successor Paying Agent or any additional Paying Agent appointed by the Trustee to execute and deliver to the Trustee an instrument in which it shall agree with the Trustee that, as Paying Agent, it will hold all sums, if any, held for payment to the Certificateholders and Purchasers in trust for the benefit of the Certificateholders and Purchasers entitled thereto until the sums shall be paid to the Certificateholders and Purchasers. The Paying Agent shall return all unclaimed funds to the Trustee, and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Trustee. The provisions of Sections 11.01 through 11.05 shall apply to the Paying Agent as if
              --------------         -----
all references in the applicable provisions thereof to "the Trustee" were references to the Paying Agent.

     SECTION 6.07 Access to List of Certificateholders' Names and Addresses.
                  ---------------------------------------------------------
The Trustee will furnish or cause to be furnished by the Transfer Agent and Registrar to ARC, the Servicer, the Seller or the Paying Agent, within two Business Days after receipt by the Trustee of a written request therefor from the Servicer or the Paying Agent, a list in the form the Servicer or the Paying Agent may reasonably require of the names and addresses of the Certificateholders as of the most recent Settlement Date. If any Holder or group of Holders of Investor Certificates in any Series evidencing not less than 10% of the aggregate unpaid principal amount of the Series (the "Applicant") applies in writing to the Trustee, and the application states that the Applicant desires to communicate with other Certificateholders with respect to their rights under this Agreement, any Supplement or the Certificates and is accompanied by a copy of the communication that the Applicant proposes to transmit, then the Trustee, after having been adequately indemnified by the Applicant for its costs and expenses, shall afford or shall cause the Transfer Agent and Registrar to afford the Applicant access during normal business hours to the most recent list of Certificateholders held by the Trustee, within five Business Days after the receipt of the application and indemnification.

The list shall be as of a date no more than 45 days prior to the date of receipt of the Applicant's request.

     Every Certificateholder, by receiving and holding a Certificate, agrees with the Trustee that neither the Trustee, the Transfer Agent and Registrar, ARC, the Servicer, the Seller nor any of their respective agents shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Certificateholders hereunder, regardless of the sources from which the information was derived.

     SECTION 6.08 Authenticating Agent. (a) The Trustee may appoint one or
                  --------------------
more authenticating agents with respect to the Certificates that shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificates. Either the Trustee or the authenticating agent, if any, then appointed and acting on behalf of the Trustee shall authenticate the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to ARC.

     (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any document or any further act on the part of the Trustee, the authenticating agent or any other Person.

     (c) An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and ARC. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to the authenticating agent and ARC. Upon receiving a notice of resignation or upon a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or ARC, the Trustee may promptly appoint a successor authenticating agent. Any successor authenticating agent, upon acceptance of its appointment, shall become vested with all the rights, powers and duties of its predecessor, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Trustee and ARC.

     (d) The Servicer agrees to pay to each authenticating agent (if any), as an expense of the Servicer paid out of the Servicing Fee, reasonable compensation from time to time for services performed under this section.

     (e) The provisions of Sections 11.01, 11.02 and 11.03 shall be applicable
                           --------------  -----     -----
to any authenticating agent as if the references in the applicable provisions thereof to "the Trustee" were references to the authenticating agent.

     (f) Pursuant to an appointment made under this section, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

          "This is one of the Certificates described in the Supplement dated as of __________ ___, 199_.


                             Manufacturers and Traders Trust Company, as Trustee



                             By:___________________________
                                as Authenticating Agent
                                   for the Trustee,


                             By:___________________________
                                Authorized Officer."

     SECTION 6.09 Tax Treatment. It is the intent of ARC and the Investor
                  -------------
Certificateholders that, for purposes of Federal, state and local income and franchise taxes and for other taxes measured by or imposed on income, the Investor Certificates will be treated as evidence of indebtedness secured by the Trust Assets and the Trust will not be characterized as an association taxable as a corporation. ARC, by entering into this Agreement, and each Investor Certificateholder, by its acceptance of its Investor Certificate, agree to treat the Investor Certificates for purposes of Federal, state and local income and franchise taxes and for any other taxes measured by or imposed on income as indebtedness. The provisions of this Agreement and all related Transaction Documents shall be construed to further these intentions of the parties. In accordance with the foregoing, ARC agrees that it will report its income for purposes of Federal, state and local income or franchise taxes, or for purposes of any other taxes measured by or imposed on income, on the basis that it is the owner of the Receivables. Except to the extent otherwise required by applicable law or any Governmental Authority, or to the extent the Trustee is otherwise advised by counsel, the Trustee hereby agrees to treat the Trust as a security device only, and shall not file tax returns or obtain an employer identification number on behalf of the Trust.

     SECTION 6.10 Issuance of Additional Series of Certificates and Sales of
                  ----------------------------------------------------------
Purchased Interests. (a) ARC may from time to time direct the Trustee to issue
- - - -------------------
to it one or more Classes of any newly issued Series of Investor Certificates and either (i) allocate to the Series a portion of the ARC Revolving Amount or
(ii) deposit an amount of funds equal to the initial Invested Amount of the
Certificates to the Defeasance Account (an "Unfunded Certificate") or (iii) take a combination of the actions specified in clauses (i) and (ii); provided, that
                                          -----------     ----
the sum of the portion of the ARC Revolving Amount that is transferred under clause (i) and the amount to be paid to the Defeasance Account under clause (ii)
- - - ----------                                                           -----------
equals the

Initial Invested Amount of the Investor Certificates delivered to ARC (any such event under clauses (i), (ii) or (iii), a "New Issuance"). In addition, to the
            -----------  ----    -----
extent permitted for any Series of Investor Certificates as specified in the related Supplement, the Investor Certificateholders of the Series may tender their Investor Certificates to the Trustee, and ARC may allocate a portion of the ARC Revolving Amount pursuant to the terms and conditions set forth in the Supplement, in exchange for one or more newly issued Series of Investor Certificates (an "Investor Exchange"). New Issuances and Investor Exchanges collectively are referred to as "Subsequent Issuances".

     (b) ARC may direct the Trustee to effect a Subsequent Issuance by notifying the Trustee, in writing, at least five Business Days (or such shorter period as shall be acceptable to the Trustee) in advance (a "Subsequent Issuance Notice") of the date upon which the Subsequent Issuance is to occur (a "Subsequent Issuance Date"). Any Subsequent Issuance Notice shall state the designation of any Series to be issued on the Subsequent Issuance Date and, with respect to each Class or Series: (i) its Initial Invested Amount (or the method for calculating the Initial Invested Amount), (ii) its Certificate Rate (or the method for allocating interest payments or other cash flows to the Series), if any, and (iii) the Enhancement Provider, if any, with respect to the Series.

     (c) On the Subsequent Issuance Date, ARC shall deliver to the Trustee for authentication under Section 6.02, and the Trustee shall authenticate and
                     ------------
deliver any such Class or Classes of Series of Investor Certificates only upon delivery to it of the following:

          (i) a Supplement satisfying the criteria set forth in subsection (d)
                                                                --------------
     and in form reasonably satisfactory to the Trustee executed by ARC and the Servicer and specifying the Principal Terms of the Series,

          (ii) the applicable Enhancement, if any,

          (iii) the agreement, if any, pursuant to which the Enhancement Provider agrees to provide the Enhancement, if any,

          (iv) a Tax Opinion with respect to such Subsequent Issuance,

          (v) evidence that the Rating Agency Condition has been satisfied with respect to such Subsequent Issuance,

          (vi) an Officer's Certificate of ARC that on the Subsequent Issuance Date, after giving effect to the Subsequent Issuance (and the repayment, on the date of the Subsequent Issuance Date, of any existing Investor Certificates with funds (including proceeds of sale of the new Series) on deposit in the Defeasance Account), any requirements set out in the Supplement with respect to any then-outstanding Series with respect to the amount of Certificates that may not, by their terms, be transferred has been satisfied,

          (vii) an Officer's Certificate of the Servicer stating that no Liquidation Event, Unmatured Liquidation Event or Pay-Out Event has occurred and is continuing and that the Subsequent Issuance is not reasonably expected to result in a Liquidation Event or Pay-Out Event at any time in the future,

          (viii) in the case of an Investor Exchange, any Investor Certificates that are being exchanged in connection therewith,

          (ix) any other documents, certificates and Opinions of Counsel as may be required by the applicable Supplement, and

          (x) an Officer's Certificate of the Servicer to the effect that all conditions specified in clauses (i) through (ix) have been satisfied.
                             -----------         ----

Upon satisfaction of the conditions, the Trustee shall cancel any applicable Investor Certificates and issue, as provided above, the new Series of Investor Certificates dated the Subsequent Issuance Date. Any such Series of Investor Certificates shall be substantially in the form specified in the related Supplement and shall bear, upon its face, the designation for the Series to which it belongs, as selected by ARC. There is no limit to the number of Subsequent Issuances that may be performed under this Agreement.

     (d) In conjunction with a Subsequent Issuance, the parties hereto shall execute a Supplement, which shall specify the relevant terms with respect to any newly issued Series of Investor Certificates, which may include: (i) its name or designation, (ii) the Initial Invested Amount or the method of calculating the Initial Invested Amount, (iii) the Certificate Rate (or formula for the determination thereof), (iv) the Subsequent Issuance Date, (v) the rating agency or agencies rating the Series, (vi) the name of the Clearing Agency, if any,
(vii) the portion of the ARC Revolving Amount that has been transferred to the Holders of the Series pursuant to the Subsequent Issuance, (viii) the interest payment date or dates and the date or dates from which interest shall accrue,
(ix) the method of allocating Collections with respect to Receivables for the Series and, if applicable, with respect to any Paired Series and the method by which the principal amount of Investor Certificates of the Series shall amortize or accrete and the method for allocating charge-offs, (x) the names of any accounts to be used by the Series and the terms governing the operation of any such account, (xi) the Ratable Principal Amount of the Series and related terms,
(xii) the Expected Final Payment Date, (xiii) the terms of any Enhancement with respect to the Series, (xiv) the Enhancement Provider, if applicable, (xv) the base rate applicable to the Series, (xvi) the terms on which the Certificates of the Series may be repurchased or remarketed to other investors, (xvii) any deposit into any account provided for the Series, (xviii) the number of Classes of the Series, and if more than one Class, the rights and priorities of each Class, (xix) whether any fees, breakage payments or early termination payments will be included in the funds available to be paid for the Series, (xx) the subordination of the Series to any other Series, (xxi) whether the Series will be a part of a group or subject to being paired with any other Series, (xxii) whether the Series will be prefunded and (xxiii) any other relevant terms of the Series (including whether or not the Series will be pledged as collateral for an issuance of any other securities, including commercial paper). The terms of the Supplement may modify or amend the terms of this Agreement solely as applied to the new Series.

     (e) Except as specified in any Supplement for a related Series, all Investor Certificates of any Series shall rank pari passu and be equally and ratably entitled as provided herein to the benefits hereof (except that the Enhancement provided for any Series shall not be available for any other Series) without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Agreement and the related Supplement.

     (f) ARC may from time to time direct the Trustee, on behalf of the Trust, to sell one or more Purchased Interests pursuant to a PI Agreement. No Purchased Interest shall represent any interest in any Enhancement for the benefit of any Series, any Class of Investor Certificates or any other Purchased Interest, any Trust Account established pursuant to any Supplement or any Purchaser Account established in respect of any other Purchased Interest except to the extent set forth in the PI Agreement with respect to such other Purchased Interest. Each PI Agreement may provide that no Investor Certificateholder, Purchaser under any other PI Agreement or Enhancement Provider shall be a third-party beneficiary thereof or have any benefit or any legal or equitable right, remedy or claim under the PI Agreement.

     (g) On or before the date of the initial sale of a Purchased Interest pursuant to a particular PI Agreement, the parties hereto and the related Purchaser will execute and deliver a PI Agreement that will specify the terms of the Purchased Interest. The terms of the PI Agreement may modify or amend the terms of this Agreement solely as applied to the Purchased Interest. The obligation of the Trustee to execute and deliver the related PI Agreement is subject to the satisfaction of the following conditions:

          (i) on or before the tenth Business Day (or a shorter period as shall be acceptable to the parties) immediately preceding the related closing date, ARC shall have given the Trustee, the Servicer, each Applicable Rating Agency (if any rated Investor Certificates are outstanding), each Purchaser and each Enhancement Provider (if any) written notice of the sale of the Purchased Interest and the closing date,

          (ii) ARC shall have delivered to the Trustee the related PI Agreement, in form satisfactory to the Trustee, each executed by each party thereto other than the Trustee,

          (iii) the Rating Agency Condition shall have been satisfied with respect to the sale (if any rated Investor Certificates are outstanding),

          (iv) the sale will not (A) contravene any provision of this Agreement, any Supplement, any agreement pursuant to which any Enhancement is provided or any PI Agreement (or any agreement related thereto) or (B) constitute, or result in (or reasonably be expected to result, at any time in the future, in) the occurrence of, a Liquidation Event, an Unmatured Liquidation Event or a Pay-Out Event,

          (v) ARC shall have delivered to the Trustee, each Applicable Rating Agency (if any rated Investor Certificates are outstanding), each Purchaser and any Enhancement Provider, a Tax Opinion, dated the closing date, with respect to the sale, and

          (vi) ARC shall have delivered to the Trustee an Officer's Certificate, dated the Closing Date for such Purchased Interest, to the effect that each of the conditions set forth in this subsection for the sale of the Purchased Interest and the execution and delivery of the related PI Agreement has been satisfied.

Upon satisfaction of the above conditions, the Trustee shall execute and, at the written direction of ARC, deliver the related PI Agreement and any related documents that ARC shall reasonably request.

     (h) ARC may from time to time direct the Trustee, on behalf of the Trust, to extend any PI Agreement. The obligation of the Trustee to execute and deliver all agreements, certificates, documents and filings required in connection therewith, is subject to the satisfaction of the following conditions:

          (i) on or before the tenth Business Day (or a shorter period as shall be acceptable to the parties) immediately preceding the date of the extension, ARC shall have given the Trustee, the Servicer, the Rating Agency (if any rated Investor Certificates are outstanding) and any Enhancement Provider written notice of the extension and the date on which the extension shall occur,

          (ii) ARC shall have delivered to the Trustee the required agreements, certificates, documents and filings, in form satisfactory to the Trustee, executed by each party thereto other than the Trustee,

          (iii) the extension will not (A) contravene any provision of this Agreement, any Supplement, any agreement pursuant to which any Enhancement is provided or any PI Agreement (or any agreement related thereto) or (B) constitute, or result in the occurrence of, a Liquidation Event, an Unmatured Liquidation Event or a Pay-Out Event,

          (iv) ARC shall have delivered to the Trust, the Rating Agency (if any rated Investor Certificates are outstanding) and any Enhancement Provider a Tax Opinion, dated the date of the extension, with respect to the extension,

          (v) ARC shall have delivered to the Trustee an Officer's Certificate, dated the date of the extension, to the effect that each of the conditions set forth in this subsection for the extension of such PI Agreement and the execution and delivery of the related documents has been satisfied, and

          (vi) the Rating Agency Condition shall have been satisfied.

     (i) Prior to the execution by the Trustee of any Supplement or PI Agreement that allocates to any Certificate or Purchased Interest a Ratable Principal Amount in excess of its outstanding principal amount, the Trustee shall receive from the Servicer an Officer's Certificate to the effect that the allocation will not dilute the benefit of the required dilution and loss reserves to which any pre-existing Series or Purchased Interest is entitled prior to the effectiveness of the Supplement or PI Agreement.

     SECTION 6.11 Changes in Amount of Investor Revolving Certificates. (a)
                  ----------------------------------------------------
The outstanding principal amount of an Investor Revolving Certificate shall at no time exceed the Stated Amount then applicable to such Investor Revolving Certificate. The Stated Amount of an Investor Revolving Certificate may be increased or decreased from time to time by ARC, with the prior written consent of the Holder of the Investor Revolving Certificate, if the following conditions each shall have been satisfied on or prior to the effective date of the proposed increase or decrease (as the case may be):

          (i) ARC shall have delivered to the Trustee a Tax Opinion with respect to the proposed increase, and

          (ii) the Rating Agency Condition shall have been satisfied with respect to the increase.

     (b) ARC may, pursuant to the Supplement that applies to a particular Investor Revolving Certificate, request the Holder of the Investor Revolving Certificate to provide funds to the Trustee in respect of the Holder's Investor Revolving Certificate in order to increase the then-outstanding principal amount of the Investor Revolving Certificate, which requested increase shall be subject to the further provisions of this subsection and to the provisions of the Supplement. Except as otherwise provided in the related Supplement, all the increases to be made on any day shall be in an aggregate amount not to exceed the sum, if positive, of (i) the Variable Amount on the day on which the increase takes effect and (ii) the ARC Revolving Amount as of the opening of business on the day (after giving effect to any reduction in the amount of the ARC Revolving Certificate as a result of any Seller Adjustments on the day). No such increase may be requested or (even if previously requested) implemented during a Look Back Period, the Liquidation Period or the Pay-Out Period for the Investor Revolving Certificate. ARC may make such a request at any time prior to the earlier of (x) the Liquidation Commencement Date and (y) the Pay-Out Period Commencement Date for the Investor Revolving Certificate, and shall make any such request in a writing that is substantially in the form required by the applicable Supplement, appropriately completed, and that is delivered to the Holder of the Investor Revolving Certificate at the time required by the applicable Supplement. The outstanding principal amount of the Holder's Investor Revolving Certificate shall be increased on the Business Day on which the Holder provides to ARC immediately available funds in the amount of the requested increase by an amount equal to the amount of the funds.

     SECTION 6.12 Book-Entry Certificates. (a) If provided in any Supplement,
                  -----------------------
the Investor Certificates of any Series, upon original issuance, will be issued in the form of one or more Book-Entry Certificates, to be delivered to the applicable Clearing Agency, by, or on behalf of, ARC. The Investor Certificates of the Series initially shall be registered on the Certificate Register in the name of the nominee of the Clearing Agency, and no Certificate Owner will receive a Definitive Certificate representing such Certificate Owner's interest in the Investor Certificates, except as provided in Section 6.14. Unless and
                                                    ------------
until Definitive Certificates have been issued to Certificate Owners pursuant to
Section 6.14:
- - - ------------

          (i) the provisions of this section shall be in full force and effect,

          (ii) ARC, the Servicer, the Paying Agent, the Transfer Agent and Registrar and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions on the Investor Certificates) as the authorized representatives of the Certificate Owners,

          (iii) to the extent that the provisions of this section conflict with any other provisions of this Agreement, the provisions of this section shall control, and

          (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between the Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Certificates are issued pursuant to Section
                                                                     -------
     6.14, the initial Clearing Agency will make book-entry transfers among the
     ----
     Clearing Agency Participants and receive and transmit distributions of principal and interest on the Investor Certificates to the Clearing Agency Participants.

     (b) Certificates sold to Qualified Institutional Buyers in reliance on Rule 144A under the Securities Act shall be represented by one or more Book-Entry Certificates (the "144A Book-Entry Certificates"), in registered form, without coupons, which will be deposited upon the order of ARC on the Closing Date with the Trustee as custodian for and registered in the name of Cede & Co., as nominee of the Clearing Agency.

     (c) Certificates sold in offshore transactions in reliance on Regulation S shall be represented initially by temporary Book-Entry Certificates (the "Regulation S Temporary Book-Entry Certificates"). The Regulation S Temporary Book-Entry Certificates shall be exchanged on the later of (i) 40 days after the later of (A) the Closing Date and (B) the completion of the distribution of the Certificates, as certified by the Lead Placement Agent and (ii) the date on which the requisite certifications are due to and provided to the Trustee (the later of clauses (i) and (ii) is referred to as the "Exchange Date") for
         -----------     ----
permanent Book-Entry Certificates (the "Unrestricted Book-Entry Certificates," and together with the Regulation S Temporary Book-Entry Certificates, the "Regulation S Book-Entry Certificates"). The Regulation S Book-Entry Certificates shall be issued in registered form, without coupons, and deposited upon the order of ARC with the Trustee as custodian for and registered in the name of a nominee of the Clearing Agency for credit to the account of the depositaries for Euroclear and Cedel, which depositaries shall, on behalf of Euroclear and Cedel, hold the interests on behalf of account holders (each a "Member Organization"), which have rights in respect of the Certificates credited to their securities accounts with Euroclear or Cedel from time to time.

     (d) A Certificateholder of the Regulation S Temporary Book-Entry Certificate may receive payments in respect of the Certificates on the Regulation S Temporary Book-Entry Certificate only after delivery to Euroclear or Cedel, as the case may be, of a written certification substantially in the form of the Owner Regulation S Certification, and upon delivery by Euroclear or Cedel, as the case may be, to the Transfer Agent and Registrar of a certification or certifications substantially in the form of the Depositary Regulation S Certification. The delivery by the Certificateholder of the Regulation S Temporary Book-Entry Certificate of the certification shall constitute irrevocable instructions by the Certificateholder to Euroclear or Cedel, as the case may be, to arrange for the exchange of the Certificateholder's interest in the Regulation S Temporary Book-Entry Certificate for a beneficial interest in the Unrestricted Book-Entry Certificate after the Exchange Date in accordance with the paragraph below.

     After (i) the Exchange Date and (ii) receipt by the Transfer Agent and Registrar of written instructions from Euroclear or Cedel, as the case may be, directing the Transfer Agent and Registrar to credit or cause to be credited to either Euroclear's or Cedel's, as the case may be, depositary's account a beneficial interest in the Unrestricted Book-Entry Certificate in a principal amount equal to that of the beneficial interest in the Regulation S Temporary Book-Entry Certificate, the Transfer Agent and Registrar shall instruct the Clearing Agency to reduce the principal amount of the Regulation S Book-Entry Certificate and increase the principal amount of the Unrestricted Book-Entry Certificate, by the principal amount of the beneficial interest in the Regulation S Temporary Book-Entry Certificate to be so transferred, and to credit or cause to be credited to the account of Euroclear, Cedel or a

Person who has an account with the Clearing Agency (a "Clearing Agency Participant"), as the case may be, a beneficial interest in the Unrestricted Book-Entry Certificate having a principal amount of the Regulation S Temporary Book-Entry Certificate that was reduced upon the transfer.

     Upon return of the entire principal amount of the Regulation S Temporary Book-Entry Certificate to the Trustee in exchange for beneficial interests in the Unrestricted Book-Entry Certificate, the Trustee shall cancel the Regulation S Temporary Book-Entry Certificate by perforation and shall forthwith destroy it.

     SECTION 6.13 Notices to Clearing Agency. Whenever notice or other
                  --------------------------
communication to the Investor Certificateholders of any Series represented by Global Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to
Section 6.14, the Trustee, the Servicer and the Paying Agent shall give all such
- - - ------------
notices and communications specified herein to be given to the Investor Certificateholders of the Series to the Clearing Agency.

     SECTION 6.14 Definitive Certificates. If (a)(i) ARC advises the Trustee
                  -----------------------
in writing that the Clearing Agency is no longer willing or able to discharge its responsibilities under any Letter of Representations properly, and (ii) ARC is unable to locate a qualified successor, (b) ARC, at its option, advises the Trustee in writing that, with respect to any Series, it elects to terminate the Book-Entry system through the Clearing Agency or (c) after the occurrence of a Servicer Default, Certificate Owners representing beneficial interests aggregating not less than 50% of the Invested Amount of the Series advise the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a Book-Entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners of the Series, the Trustee shall notify the Clearing Agency of the occurrence of any such event and of the availability of Definitive Certificates of the Series to Certificate Owners of the Series requesting the same. Upon surrender to the Trustee of the Investor Certificates of the Series by the Clearing Agency accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall authenticate and deliver Definitive Certificates of the Series. Neither ARC, the Transfer Agent and Registrar nor the Trustee shall be liable for any delay in delivery of the instructions and may conclusively rely on, and shall be protected in relying on, the instructions. Upon the issuance of Definitive Certificates of any Series, all references herein to obligations with respect to the Series imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to the Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     SECTION 6.15 Letter of Representations. Notwithstanding anything to the
                  -------------------------
contrary in this Agreement or any Supplement, the parties hereto shall comply with the terms of each Letter of Representations.

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                                  ARTICLE VII
                                      ARC


     SECTION 7.01 Representations and Warranties of ARC Relating to ARC and the
                  -------------------------------------------------------------
Transaction Documents. On the date hereof and on each Subsequent Issuance Date,
- - - ---------------------
ARC hereby represents and warrants that:

          (a) Organization and Good Standing. ARC is a corporation duly
              ------------------------------
     organized and validly existing and in good standing under the laws of its jurisdiction of incorporation and has full power and authority to own its properties and to conduct its business as the properties presently are owned and the business presently is conducted. ARC had at all relevant times, and now has, all necessary power, authority and legal right to acquire, own and transfer the Receivables and the Related Transferred Assets.

          (b) Due Qualification. ARC is duly qualified to do business and is
              -----------------
     in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires qualification, licenses or approvals and where the failure so to qualify, to obtain the licenses and approvals or to preserve and maintain the qualification, licenses or approvals would have a substantial likelihood of having a Material Adverse Effect.

          (c) Power and Authority; Due Authorization. ARC has (i) all
              --------------------------------------
     necessary power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) perform its obligations under this Agreement and the other Transaction Documents to which it is a party, and (C) transfer, assign, set-over and convey its right, title and interest in, to and under the Receivables, the Related Transferred Assets and the funds in the Trust Accounts on the terms and subject to the conditions herein and therein provided and (ii) duly authorized by all necessary action the transfer, assignment, set-over and conveyance and the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions provided for in this Agreement and the other Transaction Documents to which it is a party.

          (d) Binding Obligations. This Agreement constitutes, and each other
              -------------------
     Transaction Document to which ARC is a party when executed and delivered will constitute, a legal, valid and binding obligation of ARC, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

          (e) No Conflict or Violation. The execution, delivery and
              ------------------------
     performance of, and the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents to be signed by ARC and the fulfillment of the terms hereof and thereof will not (i) conflict with, violate, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, (A) its Certificate of Incorporation or Bylaws or (B) any indenture, loan agreement, mortgage, deed of trust or other material agreement or instrument to which ARC is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such contract, indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument, other than this Agreement and the other Transaction Documents, or (iii) conflict with or violate any federal, state, local or foreign law or any decision, decree, order, rule or regulation applicable to it or any of its properties of any court or of any federal, state, local or foreign regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or any of its properties, which conflict, violation, breach,

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